UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule
14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12.
Magnachip Semiconductor Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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c/o Magnachip Semiconductor, Ltd.

15F, 76 Jikji-daero 436beon-gil, Heungdeok-gu

Cheongju-si, Chungcheongbuk-do, Republic of Korea 28581

To Our Stockholders:

You are invited to attend the Annual Meeting of Stockholders of Magnachip Semiconductor Corporation to be held on June 23, 2025, at 6:00 p.m. Eastern Daylight Time.

We are pleased to announce that this year’s Annual Meeting will again be held completely virtually via live interactive webcast on the Internet. You will be able to attend, vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/MX2025. We have enclosed the notice of our Annual Meeting of Stockholders, together with this Proxy Statement, a proxy and an envelope for returning the proxy.

You are asked to act upon proposals to:

(1)	elect the five director nominees named in the Proxy Statement to our Board of Directors;

(2)	conduct an advisory (non-binding) vote on the compensation of our named executive officers as described in this Proxy Statement; and

(3)	ratify the appointment of Ernst & Young Han Young as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Your Board of Directors unanimously recommends that you vote “FOR” each nominee for director that the Board of Directors has selected, “FOR” the approval of the compensation of our named executive officers as described in the Proxy Statement, and “FOR” the appointment of Ernst & Young Han Young as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Please carefully review the Proxy Statement and then complete and sign your proxy and return it promptly. If you attend the virtual meeting and decide to vote during the meeting, you may withdraw your proxy by voting at the meeting.

Your time and attention to this letter and the accompanying Proxy Statement and proxy are appreciated. Your vote is important. Please take the time to read the enclosed Proxy Statement and cast your vote via proxy or at the Annual Meeting of Stockholders.

Sincerely,

/s/ Young-Joon Kim
Young-Joon Kim
Chief Executive Officer

April 29, 2025

Magnachip Semiconductor Corporation

c/o Magnachip Semiconductor, Ltd.

15F, 76 Jikji-daero 436beon-gil, Heungdeok-gu

Cheongju-si, Chungcheongbuk-do, Republic of Korea 28581

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 23, 2025

The Annual Meeting of Stockholders of Magnachip Semiconductor Corporation, a Delaware corporation, will be held on Thursday, June 23, 2025, at 6:00 p.m. Eastern Daylight Time, via live interactive webcast on the Internet, for the following purposes:

(1)	to elect the five director nominees named in the Proxy Statement to our Board of Directors;

(2)	to conduct an advisory (non-binding) vote on the compensation of our named executive officers as described in the Proxy Statement;

(3)	to ratify the appointment of Ernst & Young Han Young as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

(4)	to transact such other business as may properly come before the meeting.

Holders of record of our common stock at the close of business on Thursday, April 24, 2025, are entitled to vote at the meeting. A list of stockholders entitled to vote will be available for inspection by stockholders of record for any purpose germane to the Annual Meeting during ordinary business hours at our corporate offices located at Magnachip Semiconductor Corporation, c/o Magnachip Semiconductor, Ltd., 15F, 76 Jikji-daero 436beon-gil, Heungdeok-gu, Cheongju-si, Chungcheongbuk-do, Republic of Korea 28581, for a period of ten days immediately prior to the Annual Meeting. If you are a stockholder of record and would like to view this stockholder list, please contact Investor Relations Department at investor.relations@magnachip.com and arrangements will be made to review the records in person during the ten days prior to the Annual Meeting. Additionally, such list of stockholders will be made available for viewing electronically during the Annual Meeting, and instructions to access such list will be available on the date of the Annual Meeting at www.virtualshareholdermeeting.com/MX2025.

By Order of the Board of Directors

/s/ Theodore Kim
Theodore Kim
Chief Compliance Officer, Executive Vice President, General Counsel and Secretary

April 29, 2025

1

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to Be Held on June 23, 2025

The 2025 Proxy Statement and 2024 Annual Report are available, free of charge, at www.proxyvote.com.

Magnachip Semiconductor Corporation’s Annual Report for the year ended December 31, 2024 is being mailed to stockholders concurrently with the 2025 Proxy Statement. The Annual Report contains financial and other information about Magnachip Semiconductor Corporation, but is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting materials.

Even if you expect to attend the Annual Meeting, please promptly complete, sign, date and mail the enclosed proxy card. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States. Alternatively, if you are a holder of record of our common stock on the record date, you may vote your shares electronically either over the internet at www.proxyvote.com or by touch-tone telephone at 1-800-690-6903. Stockholders who attend the Annual Meeting may revoke their proxies and vote during the meeting at www.virtualshareholdermeeting.com/MX2025 if they so desire.

i

Magnachip Semiconductor Corporation

c/o Magnachip Semiconductor, Ltd.

15F, 76 Jikji-daero 436beon-gil, Heungdeok-gu

Cheongju-si, Chungcheongbuk-do, Republic of Korea 28581

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 23, 2025

GENERAL INFORMATION

Why am I receiving these materials?

We sent you these proxy materials because the Board of Directors (the “Board”) of Magnachip Semiconductor Corporation (the “Company,” “Magnachip,” “we,” “us” and “our”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponements or adjournments of the Annual Meeting. The Annual Meeting will be held virtually via live interactive webcast on the Internet on June 23, 2025, at 6:00 p.m. Eastern Daylight Time. If you held shares of our common stock, par value of $0.01 per share (the “Common Stock”), on April 24, 2025 (the “Record Date”), you are invited to attend the Annual Meeting at www.virtualshareholdermeeting.com/MX2025 and vote on the proposals described below under the heading “What am I voting on?” However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may complete, sign, date and return the enclosed proxy card. You may also vote over the Internet or by telephone.

The Notice of Annual Meeting of Stockholders, the Proxy Statement, the enclosed proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are being mailed to stockholders commencing on or about April 29, 2025.

What am I voting on?

There are three proposals scheduled to be voted on at the Annual Meeting:

1.	Election of the five director nominees specified in this Proxy Statement to serve until the 2026 annual meeting of stockholders and until their respective successors are elected and qualified;

2.	Approval on an advisory (non-binding) basis of the compensation of our named executive officers as described in this Proxy Statement; and

3.	Ratification of the appointment of Ernst & Young Han Young as our independent registered public accountants for the fiscal year ending December 31, 2025.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

“FOR” the election of each of the five director nominees named in this Proxy Statement to hold office until the 2026 annual meeting of stockholders and until their respective successors are elected and qualified;

“FOR” the approval on an advisory (non-binding) basis of the compensation of the named executive officers as described in this Proxy Statement; and

“FOR” the ratification of the appointment of Ernst & Young Han Young as our independent registered public accountants for the fiscal year ending December 31, 2025.

Who can vote at the Annual Meeting?

If you were a holder of record of the Company’s Common Stock as of the close of business on April 24, 2025, the Record Date for the Annual Meeting, you may vote your shares at the Annual Meeting. As of the Record Date, there were 36,063,605 shares of Magnachip Common Stock outstanding, excluding treasury shares. Company treasury shares will not be voted. Each stockholder has one vote for each share of Common Stock held as of the Record Date.

If, on the Record Date, your shares were held in an account at a broker, bank, or other financial institution (we will refer to those organizations collectively as “broker”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/MX2025. However, since you are not a stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker.

How can I attend the Annual Meeting?

If you are a stockholder of record or a beneficial owner as of the Record Date, you are invited to attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/MX2025. You must have your Control Number listed on the enclosed proxy card to enter the meeting. The webcast starts at 6:00 p.m. Eastern Daylight Time. You may vote and submit questions while attending the meeting on the Internet. Instructions on how to attend and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/MX2025. The audio broadcast will be archived on that website for one year.

What if I return the proxy card to the Company but do not make specific choices?

If you return a signed, dated, proxy card to the Company without making any voting selections, the named proxies will vote your shares (1) “FOR” the election of each of the five director nominees named in this Proxy Statement to hold office until the 2026 annual meeting of stockholders and until their respective successors are elected and qualified; (2) “FOR” the approval on an advisory (non-binding) basis of the compensation of our named executive officers as disclosed in this Proxy Statement; and (3) FOR” the ratification of the appointment of Ernst & Young Han Young as our independent registered public accountants for the fiscal year ending December 31, 2025.

The Company does not expect that any matters other than the election of directors and the other proposals described in this Proxy Statement will be brought before the Annual Meeting. The persons appointed as proxies will vote in their discretion on any other matters that may properly come before the Annual Meeting or any postponements or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

How many shares must be present or represented to conduct business at the Annual Meeting?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if the holders of at least a majority of the total number of shares of Common Stock entitled to vote are present, in person or by proxy, at the Annual Meeting. There were 36,063,605 shares of our Common Stock outstanding and entitled to vote on the Record Date. Therefore, a quorum will be present if at least 18,031,303 shares of our Common Stock are present in person or represented by executed proxies timely received by us at the Annual Meeting. Abstentions and shares represented by broker non-votes are counted for the purpose of determining whether a quorum is present. If there are insufficient votes to constitute a quorum at the time of the Annual Meeting, we may adjourn the Annual Meeting to solicit additional proxies.

How are votes counted and what is a broker non-vote?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR,” “AGAINST,” “WITHHOLD,” abstentions and broker non-votes. A “broker non-vote” occurs when your broker submits a proxy card for your shares of Common Stock held in street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. For purposes of these rules, the only routine matter in this Proxy Statement is Proposal Three—the ratification of our independent registered public accounting firm for the fiscal year ending December 31, 2025. Non-routine matters in this Proxy Statement are Proposal One—the election of directors, and Proposal Two—the advisory (non-binding) vote on the compensation of our named executive officers as described in this Proxy Statement. Therefore, if you hold your shares in street name and do not provide voting instructions to your broker, your broker does not have discretion to vote your shares on any proposal at the Annual Meeting other than Proposal Three—the ratification of our independent registered public accounting firm for the fiscal year ending December 31, 2025. However, your shares will be considered present at the Annual Meeting for purposes of determining the existence of a quorum.

What is the voting requirement to approve each of the proposals?

Proposal One—Election of Directors

The election of director nominees requires a plurality vote of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. The director nominees receiving the highest number of “FOR” votes cast by the holders of our Common Stock entitled to vote at the Annual Meeting will be elected. Accordingly, “WITHHOLD” votes and broker non-votes will have no effect on the outcome of the election of directors. Stockholders have no right to cumulative voting as to any matters, including the election of directors.

Proposal Two—Advisory (Non-Binding) Vote on the Compensation of our Named Executive Officers

The proposal to approve on an advisory (non-binding) basis the compensation of our named executive officers as described in this Proxy Statement requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. “ABSTAIN” votes will be included in the number of shares present and entitled to vote and will therefore have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not be included in calculating the number of votes entitled to vote on this proposal and will therefore have no effect on the outcome of this proposal.

Proposal Three—Ratification of the Appointment of our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025

The proposal to ratify the appointment of Ernst & Young Han Young requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. “ABSTAIN” votes will be included in the number of shares present and entitled to vote and will therefore have the same effect as a vote “AGAINST” this proposal. Brokers have discretionary authority to vote uninstructed shares on this proposal.

How do I vote my shares of Magnachip Common Stock?

Stockholders may vote shares of our Common Stock using any of the following means:

Voting by Proxy Cards. A registered stockholder may vote shares until voting is completed at the Annual Meeting by returning a duly completed and executed proxy card in the postage-paid envelope included. All proxy cards received by us that have been properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. For your mailed proxy card to be counted, we must receive it prior to the close of business on June 22, 2025.

Voting by Telephone or Internet. A registered stockholder may vote shares until 11:59 p.m. Eastern Daylight Time on June 22, 2025 by calling the toll-free number indicated on the proxy card and following the recorded instructions or by accessing the website indicated on the proxy card and following the instructions provided. When a stockholder votes by telephone or Internet, his, her or its vote is recorded immediately.

Voting by Internet During the Annual Meeting. Instructions on how to attend and vote at the meeting are described at www.virtualshareholdermeeting.com/MX2025. If a stockholder attends the Annual Meeting and votes his, her or its shares during the meeting via the voting instructions described at www.virtualshareholdermeeting.com/MX2025, then any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts during the Annual Meeting. Further, if the shares are held of record by a broker and a stockholder wishes to vote at the Annual Meeting, he, she or it must obtain a proxy issued in his, her or its name from the record holder in accordance with the materials and instructions for voting provided by his, her or its broker.

Voting by “Street Name” Stockholders. If stockholders hold shares in “street name,” then those stockholders may vote in accordance with the materials and instructions for voting the shares provided by their broker. If “street name” stockholders wish to vote shares at the Annual Meeting, then they must obtain proxies from their broker in order to vote their shares at the Annual Meeting in accordance with the materials and instructions for voting provided by his, her or its broker. If a “street name” stockholder does not vote by proxy or otherwise give voting instructions to their broker, such shares will not be voted by the broker for Proposal One or Two at the Annual Meeting.

Changing Votes. A stockholder may change his, her or its vote at any time before it is voted at the Annual Meeting by (1) delivering a proxy revocation or another duly executed proxy bearing a later date to Magnachip Semiconductor Corporation, c/o Magnachip Semiconductor, Ltd., 15F, 76 Jikji-daero 436beon-gil, Heungdeok-gu, Cheongju-si, Chungcheongbuk-do, Republic of Korea 28581, Attention: Secretary, which revocation or later- dated proxy is received by us prior to the close of business on June 22, 2025; (2) voting again by telephone or Internet in the manner described above prior to 11:59 p.m., Eastern Daylight Time, on June 22, 2025; or (3) attending the Annual Meeting and voting via the Internet during the meeting using the procedures described at www.virtualshareholdermeeting.com/MX2025. Attending the Annual Meeting via the Internet will not revoke a proxy unless the stockholder actually votes via the Internet during the meeting. “Street name” stockholders who wish to revoke or change their votes after returning voting instructions to their broker may do so in accordance with the materials and instructions provided by their broker or by contacting such broker to effect the revocation or change of vote.

How can I find out the results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We will publish final results in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission (the “SEC”) within four business days of the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting the investor relations section of our website or www.magnachip.com or by writing to Magnachip Semiconductor Corporation, c/o Magnachip Semiconductor, Ltd., 15F, 76 Jikji-daero 436beon-gil, Heungdeok-gu, Cheongju-si, Chungcheongbuk-do, Republic of Korea 28581, Attention: Secretary.

PROPOSAL ONE

ELECTION OF DIRECTORS

The members of our Board are elected to one-year terms, with each director to serve until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. We have five authorized members on our Board. The number of directors may be changed by our Board from time to time by resolution of a majority of the authorized directors, or by amendment of our bylaws by the affirmative vote of 66-2/3% of the outstanding voting stock of the Company, voting together as a single class.

At the Annual Meeting, five directors are to be elected to hold office for a one-year term and until their successors are elected and qualified. The nominees to the Board are Mr. Camillo Martino, Ms. Kyo-Hwa (Liz) Chung, Mr. Young-Joon Kim, Dr. Ilbok Lee and Mr. Gilbert Nathan.

Information regarding the nominees and each continuing director is set forth below. Each of the nominees listed in the Proxy Statement has agreed to serve as a director if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board.

The following table sets forth certain information regarding our director nominees:

Name	Age	Position
Camillo Martino	63	Director, Non-Executive Chairman of the Board, Chair of the Compensation Committee and Member of the Audit Committee and the Nominating and Corporate Governance Committee
Kyo-Hwa (Liz) Chung	52	Director and Member of the Compensation Committee
Young-Joon (YJ) Kim	60	Director, Member of the Risk Committee and Chief Executive Officer
Ilbok Lee	79	Director, Chair of the Nominating and Corporate Governance Committee and the Risk Committee and Member of the Audit Committee
Gilbert Nathan	45	Director, Chair of the Audit Committee and Member of the Nominating and Corporate Governance Committee

Camillo Martino, Director, Non-Executive Chairman of the Board, Chair of the Compensation Committee and Member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Martino became our Non-Executive Chairman of the Board in June 2020 and director in August 2016. Mr. Martino currently also serves as a member of the board of directors for CXApp (formerly, KINS Technology Group). Mr. Martino also serves as a member of the board of directors at multiple privately-held companies, including VVDN Technologies, Sakuu and Ceremorphic. Mr. Martino previously served as a director of Cypress Semiconductor from June 2017 through to April 2020, a director of Sensera from 2018 to 2024, and was also the Chief Executive Officer of Silicon Image Inc. from January 2010 until the completion of its sale to Lattice Semiconductor Corporation in March 2015. From January 2008 to December 2009, Mr. Martino served as Chief Operating Officer of SAI Technology Inc., where he also served as a director from June 2006 to November 2010. From July 2005 to June 2007, Mr. Martino served as a director, the President and Chief Executive Officer of Cornice Inc. From August 2001 to July 2005, Mr. Martino served as the Executive Vice President and Chief Operating Officer at Zoran Corporation. Prior to that, Mr. Martino held multiple positions with National Semiconductor Corporation for a total of nearly 14 years, and in four different countries. Mr. Martino holds a Bachelor of Applied Science degree from the University of Melbourne and a Graduate Diploma from Monash University in Australia. Our Board has concluded that Mr. Martino should serve on the Board based upon his extensive experience advising technology companies.

Kyo-Hwa (Liz) Chung, Director and Member of the Compensation Committee. Ms. Chung was appointed as our director in July 2020 and to the Compensation Committee of the Board on January 5, 2022. Ms. Chung

currently serves as the Director of Legal for Netflix Services Korea, a position she has held since April 2021. In March 2022, she was appointed as an outside director of NCSoft Corporation, a Korean video game developer and publisher listed on the Korea Exchange. Prior to Netflix Services Korea, Ms. Chung served as the Head of Corporate, External and Legal Affairs for Microsoft Korea from November 2018 until March 2021. Ms. Chung was with the Korean law firm Kim & Chang, from April 2003 until November 2018, most recently as a partner focusing on the areas of international disputes, government investigations and crisis management. During September 2008 to March 2009, Ms. Chung was engaged with the international law firm Skadden, Arps, Slate, Meagher & Flom LLP, as a visiting attorney at its New York office. Ms. Chung served as a judge on the Seoul Administrative Court from 2001 to 2003 and the Seoul Central District Court from 1999 to 2001. Ms. Chung received an LLM degree from Harvard Law School in 2008 and a Bachelor of Law degree from Korea University in 1996. Ms. Chung is licensed to practice law in Korea and New York. Our Board has concluded that Ms. Chung should serve on the Board based upon her extensive experience advising technology companies.

Young-Joon (YJ) Kim, Director, Member of the Risk Committee and Chief Executive Officer. Mr. YJ Kim became our Chief Executive Officer in May 2015 and has also served as a director on our Board since that time. In February 2023, Mr. Kim assumed the additional role of Acting Co-General Manager of our Power business to capitalize on the attractive growth opportunities in the Power sector. In February 2020 to February 2023, Mr. Kim assumed the additional role of General Manager of the Display business to capitalize on the attractive growth opportunities in OLED display and other relevant emerging markets. He also served as the acting General Manager of Foundry Services Group from January 2019 until the completion of the sale of the Foundry Services Group and the factory in Cheongju (“Fab 4”) on September 1, 2020. Mr. Kim joined our company in May 2013 and served as our Executive Vice President and General Manager, Display Solutions Division. He was promoted to Interim Chief Executive Officer in May 2014. Prior to joining our company, Mr. Kim held a variety of senior management roles at several global semiconductor firms. His past roles include marketing, engineering, product development and strategic planning, and his product expertise includes microprocessors, network processors, multi-core processors, FLASH, EPROM, analog, mixed-signal, sensors, 3G/4G/5G base stations, workstations and servers. Immediately before joining our company, Mr. Kim served as Vice President, Infrastructure Processor Division, and General Manager of the OCTEON Multi-Core Processor Group of Cavium, Inc., where he worked from 2006 to 2013. Prior to Cavium, Mr. Kim served as Core Team Lead and General Manager of the Tolapai Program at Intel Corporation from 2004 to 2006. In 1998, Mr. Kim co-founded API Networks, a joint venture between Samsung and Compaq, where he served as the head of product management, worldwide sales and business development for Alpha processors. Prior to API Networks, Mr. Kim served as Director of Marketing at Samsung Semiconductor, Inc. from 1996 to 1998. Mr. Kim began his career as a product engineer at Intel Corporation in 1988. Mr. Kim holds B.S. and M. Eng. degrees in Electrical Engineering from Cornell University. Our Board has concluded that Mr. YJ Kim is a valuable member of the Board based on his understanding of our company’s products and technology as our Chief Executive Officer and his deep knowledge of the semiconductor industry.

Ilbok Lee, Director, Chair of the Nominating and Corporate Governance Committee and the Risk Committee and Member of the Audit Committee. Dr. Lee has been our director since August 2011. Dr. Lee was an advisor/consultant to the Configurable Mixed-signal Business Unit of Dialog Semiconductor, Inc., which acquired Silego Technology Inc., a semiconductor company from October 2017 to December 2018. Dr. Lee served as Executive Chairman of Silego from August 2016 to October 2017. Dr. Lee served as Silego’s Chairman of the Board from March 2015 to August 2016 and as Silego’s Chief Executive Officer from Silego’s inception in October 2001 until August 2016. From April 1999 to September 2001, Dr. Lee served as Senior Vice President and General Manager of the Timing Division at Cypress Semiconductor Corp., a public semiconductor company, and from May 1992 to March 1999 served as President and Chief Executive Officer of IC Works, Inc., a semiconductor company he co-founded that was acquired by Cypress in 2001. Dr. Lee co-founded Samsung Semiconductor, Inc. (U.S.A.) in July 1983 and served in various positions at the Company, including President and Chief Executive Officer, until May 1992. Prior to Samsung, Dr. Lee served in various technical and managerial positions at Intel and National Semiconductor. Dr. Lee served as a member of the board of directors for Sierra Monolithic, a privately held semiconductor company, from 2002 through 2009. Dr. Lee also served on the board of directors of two public companies: ESS Technology and V3 Semiconductor. Dr. Lee received a Ph.D. and M.S.E.E. from the University of Minnesota and a B.S.E.E. from Seoul National University. Our Board has concluded that Dr. Lee should serve on our Board based upon his extensive experience in the semiconductor industry.

Gilbert Nathan, Director, Chair of the Audit Committee and Member of the Nominating and Corporate Governance Committee. Mr. Nathan is the Managing Member of Jackson Square Advisors LLC, a financial advisory and services firm. He serves on the Boards of Directors of Ready Capital Corporation and Alto Ingredients, Inc. Mr. Nathan is the plan administrator of Mission Coal and Mahwah Bergen Retail Group, Inc. and is the Chief Executive Officer of Keycon Power Holdings, LLC and Cloud Peak Energy, Inc. Mr. Nathan was formerly a Senior Analyst with Candlewood Investment Group and served as Principal at Restoration Capital Management. Mr. Nathan has a BS degree in Management, Major in Finance from the A. B. Freeman School of Business at Tulane University. Our Board has concluded that Mr. Nathan should serve on our Board based upon his extensive experience in finance.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

The Board reviews the independence of each director annually. In determining the independence of our directors, our Board considered Section 303A of the New York Stock Exchange (“NYSE”) listing standards and broadly considered the materiality of each director’s relationship with us. Based upon the foregoing criteria, our Board has determined that the following directors are independent: Mr. Martino, Ms. Chung, Dr. Lee and Mr. Nathan.

Board Meetings

The Board held 6 meetings during fiscal year 2024. None of the directors attended fewer than 92 percent of the aggregate number of Board meetings and meetings of committees of the Board on which each of them served.

Attendance at Annual Meeting

The Company’s Corporate Governance Guidelines as currently in effect provide that all directors shall make every effort to attend the Company’s annual meeting of stockholders. In 2024, all of our then-current directors attended our Annual Meeting of Stockholders.

Committees

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Risk Committee. The Board establishes ad hoc committees from time to time on an as-needed basis. As announced in the Company’s Current Report on Form 8-K on August 8, 2022, the Board activated the Strategic Review Committee, consisting of Mr. Martino, as Chair, Dr. Lee and Mr. Nathan, to assist the Board in reviewing, considering, exploring and evaluating strategic alternatives that may be available to the Company to maximize shareholder value.

The Board has adopted written charters for the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee. These charters, as well as our Code of Business Conduct and Ethics and our Corporate Governance Guidelines, are posted and available on our website at https://investors.magnachip.com/corporate-governance/highlights. The information on or accessible through our website is not a part of or incorporated by reference into this Proxy Statement.

Audit Committee

Our Audit Committee consists of Mr. Nathan, as Chair, Mr. Martino and Dr. Lee. Our Board has determined that Mr. Nathan is an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended. Our Board has also determined that each of Mr. Nathan, Mr. Martino and Dr. Lee is independent as that term is defined in Section 303A of the NYSE listing standards and Rule 10A-3 promulgated under the Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee held 8 meetings in fiscal year 2024. The primary purpose of the Audit Committee is to assist our Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided by the Company to the public, the SEC and any other governmental regulatory body, and on the Company’s compliance with other legal and regulatory requirements. The Audit Committee is responsible for the appointment, retention, review and oversight of the Company’s independent auditor, and the review and oversight of the Company’s internal financial reporting, policies and processes. The Audit Committee is also responsible for reviewing related party transactions, risk management, and legal and ethics compliance.

Compensation Committee

Our Compensation Committee consists of Mr. Martino, as Chair and Ms. Chung. Our Board has determined that each of Mr. Martino and Ms. Chung is independent under applicable NYSE listing standards.

The Compensation Committee held 7 meetings in 2024. The Compensation Committee has the overall responsibility for evaluating and approving our executive officer and director compensation plans, policies and programs, as well as all equity-based compensation plans and policies. In March 2016, the Board created the Employee Equity Committee and delegated to it the authority to determine the recipients, amounts and timing of awards under the Company’s equity-based compensation plans within the parameters established by the Board.

On April 13, 2023, the Board adopted the amended and restated Charter of the Compensation Committee, assigning to the Compensation Committee the responsibility of periodically reviewing and advising the Board concerning the Company’s human capital strategies, initiatives and programs with respect to the Company’s culture, talent, recruitment, retention and employee engagement and inclusion efforts. On April 16, 2024, the Board amended and restated the Charter of the Compensation Committee to decrease the minimum number of directors required to serve on the Compensation Committee from three to two directors.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Dr. Lee, as Chair, Mr. Martino and Mr. Nathan. Our Board has determined that each of Dr. Lee, Mr. Martino and Mr. Nathan is independent under applicable NYSE listing standards.

The Nominating and Corporate Governance Committee held 3 meetings in 2024. The Nominating and Corporate Governance Committee identifies individuals qualified to become Board members, recommends director nominees, recommends Board members for committee membership, develops and recommends corporate governance principles and practices and director orientation and continuing education, oversees the evaluation of our Board and its committees and formulates a description of the skills and attributes of desirable Board members. The Nominating and Corporate Governance Committee will also consider candidates recommended by our stockholders so long as the proper procedures are followed.

Our bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual meeting must provide timely notice of such nominations in writing. To be timely, a stockholder’s notice generally must be received in writing at the Company’s offices at Magnachip Semiconductor Corporation, c/o Magnachip Semiconductor, Ltd., 15F, 76 Jikji-daero 436beon-gil, Heungdeok-gu, Cheongju-si, Chungcheongbuk-do, Republic of Korea 28581, Attention: Secretary, not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the Company’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days earlier or later than such anniversary date, notice by the stockholders to be timely must be received not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. A stockholder’s notice must set forth, among other things:

•

the name and address of the stockholder who intends to make the nomination, and the names and addresses of the beneficial owners, if any, on whose behalf the nomination is being made and of the person or persons to be nominated;

•

a representation that the stockholder is a holder of record of stock of the Company entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	certain information regarding the ownership and other interests of the stockholder or such other beneficial owner;

•

a description of all arrangements or understandings between the stockholder or such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and such other beneficial owner, if any, and their respective affiliates and associates and each proposed nominee;

•	certain other information regarding each nominee proposed by such stockholder as would be required to be included in a Proxy Statement filed pursuant to the proxy rules of the SEC; and

•	the consent of each nominee to serve as a director of the Company if so elected.

A stockholder must also comply with all other applicable requirements of the Exchange Act and the rules and regulations under the Exchange Act with respect to matters relating to nominations of candidates for directors. The preceding is a summary of the stockholder nomination procedures set forth in our bylaws as currently in effect, and we refer our stockholders to the full text of Section 2.15 of our bylaws and such other applicable provisions of our bylaws as in effect from time to time for the specific requirements of such director nomination procedures by stockholders.

In addition to the formal procedures set forth in our bylaws for the nomination of directors by stockholders, the Nominating and Corporate Governance Committee has adopted a Policy Regarding Director Nominations pursuant to which it may from time to time evaluate candidates for nomination as director that come to its attention through incumbent directors, management, stockholders or third parties. Such informal recommendations by stockholders should be directed to the attention of the Nominating and Corporate Governance Committee as set forth below under “Communications with Directors.” The Nominating and Corporate Governance Committee has and may in the future, if it deems appropriate under the circumstances, engage a third-party search firm to assist in identifying qualified candidates.

The Nominating and Corporate Governance Committee seeks director candidates who possess high quality business and professional experience, possess the highest personal and professional ethics, integrity and values, and who have an inquisitive and objective perspective and mature judgment. Director candidates must also be committed to representing the best interests of our stockholders and have sufficient time available in the judgment of the Nominating and Corporate Governance Committee to perform all Board and committee responsibilities. The Nominating and Corporate Governance Committee has no formal policy on diversity in identifying potential director candidates, but does regularly assess the needs of the Board for various skills, background and business experience in determining if the Board requires additional candidates for nomination.

Risk Committee

Our Risk Committee consists of Dr. Lee, as Chair, and Mr. YJ Kim. The Risk Committee held 3 meetings in 2024. The Risk Committee assists the Board in its oversight of the Company’s management of key risks, as well as the guidelines, policies and processes for monitoring and mitigating such risks. The Risk Committee’s primary responsibility is to oversee and approve the implementation of Company-wide risk and crisis management best practices. Other responsibilities of the Risk Committee include providing input to management in identifying, assessing, mitigating and monitoring enterprise-wide risks the Company faces, including cybersecurity risks, and reviewing the Company’s business practices, compliance activities and enterprise risk management and making recommendations to the Board related to such review.

On February 10, 2023, the Board adopted the amended and restated Charter of the Risk Committee, assigning to the Risk Committee the responsibility of overseeing the Company’s corporate objectives, goals, strategies and initiatives relating to, and attending risks associated with, environmental, social and governance (“ESG”) matters, including corporate social responsibility, sustainability, public policy and other related matters (“ESG Matters”). Accordingly, our Risk Committee has been engaged in reviewing and assessing our capabilities in compliance with ESG standards and regulations and working with the Company to improve disclosure and transparency relating to the Company’s ESG profile.

Board Leadership Structure

Separation of Chairperson and Chief Executive Officer

Our Corporate Governance Guidelines state that the Board shall elect its Chairperson and appoint the Company’s Chief Executive Officer according to its view of what is best for the Company at any given time. The Board does not believe there should be a fixed rule as to whether the offices of Chairperson and Chief Executive Officer should be vested in the same person or two different persons, or whether the Chairperson should be an employee of the Company or should be elected from among the non-employee directors. The needs of the Company and the individuals available to play these roles may dictate different outcomes at different times, and the Board believes that retaining flexibility in these decisions is in the best interest of the Company.

Currently, Mr. Martino serves as the Company’s Chairman of the Board, and Mr. YJ Kim serves as the Company’s Chief Executive Officer. The Board may, however, make changes to its leadership structure in the future as it deems appropriate.

Lead Director

In the event that positions of Chairperson and Chief Executive Officer are held by the same person, on an annual basis the independent members of the Board will select a lead director from the independent directors then serving on the Board (the “Lead Director”). As a general matter, there will be no Lead Director if the positions of Chairperson and CEO are not held by the same person and the Chairperson is an independent director. The length of service as Lead Director is subject to the Board’s discretion, but will be a minimum of one year. The Lead Director has the authority to call meetings of the independent directors.

Executive Sessions of the Board

The Company’s non-management directors meet at regularly scheduled Board meetings in executive session without management present. In 2024, the Chairman of the Board presided over the meetings of the non-employee directors. In addition, in accordance with our Corporate Governance Guidelines, the independent members of the Board meet at least twice a year in executive session, with the Chairperson setting the agenda and presiding over such meetings.

Presiding Director

In accordance with our Corporate Governance Guidelines, the presiding director of the Board is the Chairman of the Board, if present, or in such person’s absence and if applicable, the Lead Director, or in such person’s absence, the Audit Committee Chairman, or in such person’s absence, the independent director present who has the most seniority on the Board. The presiding director presides at all meetings of the Board and is responsible for chairing the Board’s executive sessions.

Board Role in Risk Oversight

Our Board is responsible for overseeing our management of risk. The Board created a Risk Committee to assist in overseeing management’s identification and evaluation of key enterprise risks to the Company, as well as guidelines, policies and processes for monitoring and mitigating such risks. In particular, the Risk Committee focuses on strategic enterprise risks, including risks associated with intellectual property; business operations and disaster recovery capabilities; and data security, privacy, technology and information security policies, procedures, and internal controls, including those related to cybersecurity and cyber incident responses and reporting procedures.

Our Board also fully understands its duties to navigate the challenges presented by climate change, social injustice, inequality, and numerous other issues that are fundamental to the success and sustainability of the Company. We are committed to sustainable business practices to advance our long- term ambitions as well as to mitigate business risks. Our Risk Committee oversees the Company’s objectives, goals, strategies and initiatives relating to ESG Matters and the related impacts and risks related thereto.

Company management reports on a quarterly basis to the Risk Committee their assessment of key enterprise risks across multiple categories and mitigation plans for those that fail to meet relevant tolerance standards established from time to time. During quarterly Risk Committee meetings, the members of the Risk Committee review management’s assessment report and discuss with management measures to be implemented to better control against existing risks and identify emerging risks. For example, the Risk Committee may consider replacing specific existing risk categories, adding new risk categories, or adjusting the tolerance standards of risks to preemptively respond to changes in the Company’s business and the environment in which we operate.

The Risk Committee works closely with Theodore Kim, our Chief Compliance Officer, who was appointed by our Chief Executive Officer as the Company’s Risk Officer, with respect to the above-described oversight. In this capacity, Mr. Kim reports directly to the Risk Committee, the Board as a whole and the Company’s Chief Executive Officer. The Risk Committee may discuss certain risks with the Audit Committee or the Board if certain material disclosure issues arise. The Risk Committee and the Company have engaged outside experts from time to time to obtain assistance with the identification and mitigation of key risks.

Our Audit Committee also has certain statutory, regulatory and other responsibilities with respect to oversight of risk assessment and risk management. Specifically, the Audit Committee is responsible for overseeing policies with respect to financial risk assessment and those other items specifically set forth in our Audit Committee charter. The Risk Committee coordinates with the Audit Committee as necessary and appropriate to enable the Audit Committee to perform its responsibilities.

The Board’s other independent committees also oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks to our business associated with our compensation policies and practices, with respect to both executive compensation and compensation generally.

Our Board believes that our compensation programs are designed such that they will not incentivize unnecessary risk taking. The base salary component of our compensation program is a fixed amount and does not depend on performance. Payout levels under our cash incentive program are generally capped and payout opportunities may generally be achieved on a straight-line interpolation basis between threshold and target levels, and between the target and maximum levels. Our equity awards are limited by the terms of our equity plans to not more than a fixed maximum amount specified in the plan, and are subject to vesting to align the long-term interests of our executive officers with those of our stockholders. Our Board adopted a compensation recovery policy, in compliance with the NYSE listing rules, to provide for the recoupment of certain executive compensation in the event of material any accounting misstatement. See “Executive Compensation—Compensation Discussion and Analysis—Compensation Recovery Policy” contained elsewhere in this Proxy Statement.

Director Orientation and Continuing Education

Our Nominating and Corporate Governance Committee oversees the orientation process for new members of our Board to ensure that they are familiar with the Company’s operations, financial matters, corporate governance practices and other key policies and practices through the preparation and review of background material and management meetings as appropriate. In addition, our Nominating and Corporate Governance Committee seeks to identify and encourage training and continuing education opportunities for all directors in order to improve both our Board and its committees’ performance. Senior management assist in identifying and advising our directors about opportunities for continuing education, including conferences provided by independent third parties. In furtherance of these efforts, the Company maintains membership for each Company director in the National Association of Corporate Directors (NACD), which provides corporate governance resources, education, information, and research on leading Board practices.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. We will provide a copy of our Code of Business Conduct and Ethics without charge to any person upon written request made to our Secretary at Magnachip Semiconductor Corporation, c/o Magnachip Semiconductor, Ltd., 15F, 76 Jikji-daero 436beon-gil, Heungdeok-gu, Cheongju-si, Chungcheongbuk-do, Republic of Korea 28581. Our Code of Business Conduct and Ethics is also available on our website at https://investors.magnachip.com/corporate-governance/highlights. We will disclose any waivers or amendments to the provisions of our Code of Business Conduct and Ethics on our website.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with our management and Samil PricewaterhouseCoopers, our independent registered public accounting firm for the year ended December 31, 2024, our audited financial statements contained in our Annual Report to Stockholders for the year ended December 31, 2024. The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed under Public Company Accounting Oversight Board standards.

The Audit Committee has received and reviewed the written disclosures and the letter from Samil PricewaterhouseCoopers required by applicable requirements of the Public Company Accounting Oversight Board regarding Samil PricewaterhouseCoopers’s communications with the Audit Committee concerning independence, and has discussed with Samil PricewaterhouseCoopers its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board (and the Board subsequently approved the recommendation) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 14, 2025.

Audit Committee:

Gilbert Nathan, Chair

Camillo Martino

Ilbok Lee

Communications with Directors

A stockholder or other interested party who wishes to communicate directly with the Board, a committee of the Board, the non-management or independent directors as a group, or with the Chairman of the Board or any other individual director, regarding matters related to the Company should send the communication to:

Board of Directors

or Chairman, individual director, committee or group of directors

Magnachip Semiconductor Corporation

c/o Magnachip Semiconductor, Ltd.

Corporate Secretary

15F, 76 Jikji-daero 436beon-gil, Heungdeok-gu

Cheongju-si, Chungcheongbuk-do, Republic of Korea 28581

We will forward all stockholder and other interested party correspondence about the Company to the Board, a committee of the Board, the non-management or independent directors as a group, or an individual director, as appropriate. Please note that we will not forward communications that are spam, junk mail or mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.

Corporate Responsibilities and ESG Highlights

In addition to the information contained in this Proxy Statement, we provide further information regarding our Corporate Responsibility on our website, www.magnachip.com, detailing our approach on environmental, social and governance initiatives, accomplishments and objectives. Our website and the Corporate Responsibility disclosures contained therein are not incorporated by reference in, and are not part of, this Proxy Statement.

We are investing in a better future for ourselves, our customers and the planet. We value environmental, social and governance (“ESG”) criteria as a fundamental aspect of our strategy, covering product design, material sourcing, manufacturing, operations, human capital and supply chain management. Consequently, to ensure a comprehensive approach to sustainability, ethics and corporate citizenship, we have integrated the following ESG considerations into our governance structure:

Board of Directors
Risk Committee / CEO
ESG Steering Committee Chair
ESG Support Team
ESG Steering Committee Members and Working Groups
Environmental
Social
Governance

- Emissions and energy consumption
- Water and waste management
- Climate change
- Clean technology; products
- Customer requests
- Controversial sourcing
- Supplier/vendor responsibilities

- Human capital management
- Employees and compensation
- Safety
- Grievance escalation
- Community relations
- Online reporting

- Support for Board oversight
- Duties of the Board/Committees
- Ownership
- Ethics and compliance
- Accounting and tax transparency
- Disclosure (SEC, website, etc.)

Below are a few of the highlights of our social and sustainability practices and policies:

•

GHG reduction efforts: Aligned with targets set by the Korean government, we aim to reduce greenhouse gas (GHG) emissions by 40% from a 2018 baseline by 2030 and achieve carbon neutrality by 2050. Our GHG emissions data are submitted annually to Korea’s Ministry of Environment, following third-party verification.

•

Our products’ impact: Our semiconductor products are used in a wide range of high-tech consumer and industrial technologies. Our products have enabled gadgets to become slimmer, with longer-lasting batteries and better performance, thereby reducing energy consumption for end-users and alleviating the burden on our planet’s resources. We have created the “Green Manufacturing Management Rule”, which we apply to all the products we design, build and deliver to our customers. This rule enables product traceability through the setting of continuous indicators and goals. It also ensures that sustainability remains a top priority throughout all stages of the product lifecycle. All our products are Pb-free (lead-free) and have obtained RoHs (Restricted Hazardous Substances) certification.

•

Our environmental, health and safety, and quality standards: We comply with a range of internationally recognized standards. We have adopted ISO 14001 and ISO 45001 since 2004. We also maintain compliance with applicable local and international laws, including the Occupational Safety and Health Act of Korea, as well as customer requirements such as those relating to hazardous chemicals. We also focus on continuous improvement through quality management systems, including compliance with IATF 16949 and ISO 9001 standards.

•

Human rights and labor standards: We adhere to international human rights and labor standards as agreed to by the United Nations and the International Labor Organization. We prohibit all forms of discrimination based on gender, race, nationality, religion and age to ensure that all employees work in a safe and fair environment. These values are embedded in our policies, including our Labor & Ethical Management Policy, Equal Employment Policy and Code of Business Conduct and Ethics.

•

Supply chain management: We prioritize responsible sourcing and supply chain management. Through our Supplier Approval Assessment and Supplier Evaluation procedures, we ensure our suppliers adhere to the same ethical, social and environmental principles under which we operate. We share our Environment, Safety and Health Policy with our suppliers and request that they implement it.

•

Conflict minerals: We support and comply with Section 1502 of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act. For more information on our conflict minerals, please refer to our Conflict Minerals Reports on our website.

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Cybersecurity and data privacy: Cybersecurity risks and data protection are integrated into our overall risk management systems. We maintain processes for assessing, identifying and managing material risks from cybersecurity threats, and we routinely invest in developing and implementing numerous cybersecurity programs and processes. Management is responsible for the day-to-day management of cybersecurity risks while the Company’s Board of Directors and its Risk Committee actively and continuously provide oversight. Our information security management system is ISO 27001 certified.

•

Whistleblower policy and reporting: We take whistleblowing seriously and have created robust structures to encourage the reporting of malpractice and protect individuals who may come forward. Our reporting system allows anonymous reporting and is accessible to our partners, suppliers and customers. We also adhere to our non-retaliation policy contained in our Code of Business Conduct and Ethics to encourage and protect “good faith” reporters.

Human Capital Management

Our Board of Directors maintains policies relating to upholding ethical practices and a strong sense of integrity. Across all our activities, we aim to achieve a dynamic and inclusive workplace that supports creativity and open communication, where all our employees feel safe, valued and respected. More information on these policies can be found in the “About Us” section of our website.

As of December 31, 2024, our total global workforce (full- and part-time) numbered 881, with 833 of these individuals based in Korea, in the roles represented in the following table. In 2024, our employee turnover rate was 7.6%.

Role type	Number of people
Sales, marketing, general, and administration	206
Research and development	220
o With advanced degrees	87
Quality, reliability, and assurance	40
Manufacturing	415
o Engineering	39
o Operations, maintenance and others	376

Competitive Compensation and Pay Equity

Our HR team remains current on employee benefits detailed in the following table and conducts regular reviews of compensation levels and distribution methods to ensure fairness and equity.

Financial benefits	Non-financial benefits

•   Cash and equity-based compensation programs for certain employees to incentivize achievement

•   Industry-benchmarked salaries and remuneration packages

•   Regularly reviewed compensation levels to ensure fairness

•   Health and wellness programs

o   Access to annual health examination

o   Health examinations for spouses

o   Medical reimbursement plans

•   Personal pensions

•   Housing assistance

•   Educational assistance programs

•   Workplace environment

o   Comfortable employee lounge areas

Recruitment and Talent Pipeline

We have adopted a structured approach to identifying, training, mentoring and developing talent within Magnachip, aiming to secure a steady supply of skilled and competent employees. To ensure that we attract the best talent, we regularly review and update our recruitment processes, incorporating feedback from both candidates and hiring managers.

Since 2018, we have operated a scholarship program designed for recent university graduates in partnership with a local university, aiming to develop and recruit local talent for the semiconductor industry. Every year, several students are selected to receive scholarships, which include a monthly tuition subsidy during the school year and a job offer upon graduation. In 2024, more than 44% of our new hires were recent graduates or graduating seniors from universities near our operational sites. Offering work-related training and employment opportunities for local students not only grants us access to top emerging talent but also enhances our reputation within the community and strengthens our community connections.

Training Programs and Continuing Education

We provide a wide range of training initiatives covering fundamental skills as well as more advanced competencies. We have a comprehensive training system tailored for new employees, engineers and other functions, as well as leaders, to ensure a seamless onboarding and ongoing development process. We also allocate funds for employees seeking to enhance their skills through workshops, conferences and industry-specific courses to encourage a culture of continuous learning and development.

Employee Evaluation and Career Development

We foster a culture of personal and professional growth by aligning individual goals with organizational objectives, helping employees identify and expand upon their strengths, and identifying areas for improvement. We evaluate all of our full-time employees and executives through an annual performance review process, using the management by objectives (MBO) method, which involves setting goals collaboratively, continuous monitoring and regular feedback. This approach allows us to establish clear career paths for our employees and uncover talent and potential for internal promotion.

Employee Engagement and Satisfaction

Every two years, we conduct a satisfaction survey to gain insight into how employees feel about their jobs, working environment and the Company as a whole. The results are communicated to our management team and employees, and we develop action plans to address any areas identified as needing improvement. We also track both the cadence of these assessments and the associated response rates.

Health and Safety of our Employees

In January 2021, the Korean legislature enacted the Serious Accident Punishment Act (“SAPA”), which imposes criminal liability on individuals and entities responsible for serious accidents, including industrial accidents that cause death, serious injury or occupational illness. We appointed Mr. Seunghoon Lee, our Chief of Manufacturing to serve as the Chief Safety Officer of our Korean operating subsidiary. Mr. Lee has more than 35 years of manufacturing and industrial experience at Magnachip in the area of environment, health and safety. On appointment, Mr. Lee formed a dedicated team to evaluate, improve and monitor the policies, practices, standards and systems relating to environment, health and safety.

We aspire to become a “zero-accident, zero-disease” workplace. Under this plan, we set specific goals, analyze our progress towards these goals on a quarterly basis, and conduct a biannual workplace environment measurement to assess, monitor, and reduce the exposure of our employees to human health hazards. We also provide employees with 12 training courses related to environmental health and safety every year, conducted both in-house and through external providers.

We currently have no record of monetary losses as a result of legal proceedings associated with employee health and safety violations.

2024 Director Compensation

Each of our non-employee directors was eligible to earn a quarterly cash retainer, additional fees based on committee service and equity awards in 2024 pursuant to our Non-Employee Director Compensation Policy, which is described in further detail below. All such cash fees are paid quarterly in advance. A non-employee director who joins the Board after the beginning of a quarter receives a prorated cash retainer reflecting the actual period the non-employee director provided services on the Board and the applicable committee for such quarter and a non-employee director who joins the Board after the beginning of the Company’s annual director service period receives a pro-rated equity award reflecting the period the non-employee director provided services on the Board and the applicable committee during such annual service period.

The below table depicts the Non-Employee Director Compensation Policy:

Compensation Elements: Non-Employee Director Compensation Policy
Cash
Quarterly Cash Retainer	$18,750
Quarterly Lead Director Cash Retainer*	$11,250
Quarterly Committee Chair Retainers
Chairperson	$18,750
Audit	$6,250
Compensation	$3,750
Nominating and Corporate Governance	$2,500
Risk	$2,500
Annual Committee Member Retainers
Audit	$3,750
Compensation	$2,500
Nominating and Corporate Governance	$1,250
Risk	$1,250
Equity
Initial Equity Grant	$165,000	(1)
Annual Equity Grant	$165,000	(2)
Committee Chair Grant (per committee)	$20,000	(2)
Committee Member Grant (per committee)	$10,000	(2)

*	No Lead Director was appointed for 2024.
(1)

Initial Equity Awards: If a non-employee director’s initial appointment to the Board or a Board committee occurs other than at an Annual Meeting of Stockholders, such director will be granted pro-rated RSU awards having a dollar value equal to (x) the applicable dollar value amount for applicable Board or committee membership described above, multiplied by (y) the quotient obtained by dividing the number of days elapsed from the date of initial appointment to the date of the Company’s next Annual Meeting of Stockholders (or, if earlier, August 31 of such year), by 365, with such grants to vest in full on the date of the Company’s next Annual Meeting of Stockholders (or, if earlier, August 31 of such year).

(2)

Annual Equity Awards: Each non-employee director was eligible to receive a time-based restricted stock unit (“RSU”) award having a dollar value equal to $165,000. In addition, each non-employee director was eligible to receive an RSU award having a dollar value equal to $20,000 for such director’s service as the Chair of the Board’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee or Risk Committee, as applicable; and an RSU award having a dollar value equal to $10,000 for such director’s service as a non-Chair member of the Board’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee or Risk Committee, as applicable. The number of shares subject to such RSU awards is calculated by dividing the applicable dollar value of the approved award by the volume-weighted average closing market price on the NYSE of one share of the Company’s Common stock over the trailing 30-day period ending on the last day immediately prior to the grant date. Each RSU award vests in full on the earlier of (x) the first anniversary of the date of grant, and (y) the meeting date of the Annual Meeting of Stockholders that occurs in the year following the year in which the RSU is granted, with such grants being made on the earlier of (A) the meeting date of the Company’s Annual Meeting of Stockholders for such year and (B) August 31 of such year. Vested RSUs settle as soon as administratively practicable following the date the non-employee director’s service terminates for any reason.

All non-employee director equity awards will be granted under the Company’s 2020 Equity and Incentive Compensation Plan, as amended. Non-employee directors are subject to our Stock Ownership Policy, as described under the heading “Stock Ownership Guidelines”.

The following table sets forth the total compensation earned by our non-employee directors during the year ended December 31, 2024. Mr. YJ Kim, our Chief Executive Officer, does not earn any fees for his service on the Board.

2024 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Liz Chung	85,000	170,785	—	255,785
Ilbok Lee	110,000	209,821	—	319,821
Camillo Martino	185,000	200,062	—	385,062
Gilbert Nathan	105,000	190,303	—	295,303

(1)	Consists of the aggregate dollar amount of cash fees earned in 2024 for Board service and committee service as described in the table below.

Name	Board Retainer ($)	Chair Service Fees ($)	Committee Service Fees ($)	Total ($)
Liz Chung	75,000	—	10,000	85,000
Ilbok Lee	75,000	20,000	15,000	110,000
Camillo Martino	75,000	90,000	20,000	185,000
Gilbert Nathan	75,000	25,000	5,000	105,000

(2)

The amounts reported represent the aggregate grant date fair value of the RSUs awarded to the directors, calculated in accordance with FASB ASC Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. The amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by the directors upon vesting and/or settlement of the RSUs.

(3)	As of December 31, 2024, the number of outstanding stock options and RSU awards held by our non-employee directors who served during 2024 were as follows:

Name	RSUs (#)	Stock Options (#)
Liz Chung	65,042	—
Ilbok Lee	165,909	119,593
Camillo Martino	157,880	49,737
Gilbert Nathan	59,858	—

As of December 31, 2024, the following number of RSUs included in the table above were vested but not yet settled under the terms of the applicable RSU agreements: Ms. Chung—29,901 RSUs; Dr. Lee—122,736 RSUs; Mr. Martino—116,715 RSUs; and Mr. Nathan—20,701 RSUs. Stock options were last granted to our non-employee directors under our Non-Employee Director Compensation Policy in effect since 2017. Please see the section entitled “Security Ownership of Certain Beneficial Owners and Management” for additional information regarding all shares of Common Stock beneficially owned by our non-employee directors.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has been an officer or employee of our Company during the last fiscal year. During 2024, decisions regarding executive officer compensation were made by our Compensation Committee. Mr. YJ Kim, our Chief Executive Officer, participated in the deliberations of our Compensation Committee regarding the determination of the compensation of our executive officers other than himself for 2024 and prior periods. None of our executive officers currently serves, or in the past has served, as a member of the Board or the compensation committee of another entity that has one or more executive officers serving on our Board.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes and analyzes our executive compensation program for the following executive officers who served the Company in 2024 (collectively, our “named executive officers”):

•	Young-Joon Kim, our Chief Executive Officer (“CEO”);

•	Shin Young Park, our Chief Financial Officer (“CFO”);

•	Theodore Kim, our Chief Compliance Officer, Executive Vice President, General Counsel and Secretary (“CCO”)

Compensation Philosophy and Objectives

The Compensation Committee of our Board has primary responsibility for developing and maintaining a compensation program for our senior management, including our named executive officers.

The Compensation Committee believes that our executive compensation program should play a key role in our operating and financial success, and has worked with outside legal counsel and Compensia Inc. (“Compensia”), a national compensation consulting firm, to develop a comprehensive executive compensation program that is intended to attract and retain talent with competitive compensation, and further align the interests of our executive officers with our stockholders by linking a significant component of executive compensation to variable cash-based compensation tied to the achievement of our short-term financial, operational and strategic goals, as well as equity-based compensation tied to the achievement of our long-term strategic goals that in turn lead to stockholder value creation. As part of our “Pay for Performance” philosophy described below, the Committee believes it is important to maintain a compensation program that includes significant “at risk” compensation and performance-focused equity awards. In 2024, approximately 82% of our CEO’s target total direct compensation and approximately 75% of the average target total direct compensation of our other named executive officers was delivered in the form of variable or “at risk” compensation tied to Company or stock price performance.

In light of the highly competitive market in which we compete for business, and our dependence on the highly skilled workforce that is necessary in order to innovate and compete in that market, the Compensation Committee believes that our ability to attract and retain talent at all levels of the Company is critical to our long-term success. In view of our unique situation in that all of our senior executives live and work in South Korea (herein referred to as “Korea”), we offer competitive expatriate benefits intended to minimize adverse tax and financial impacts associated with our CEO’s and CCO’s expatriate assignments, because they are subject to taxation in both the U.S. and Korea. More information about our human capital management strategy and approach can be found under the heading “Human Capital Management” on page 15.

Key 2024 Compensation Decisions

The Compensation Committee made the following key compensation decision in respect of fiscal year 2024:

•

Granted annual equity awards to our named executive officers using a combination of performance-based stock units (“PSUs”) and service-based restricted stock units (“RSUs”), with our CEO receiving 67% of his grants in PSUs and 33% in RSUs and our other named executive officers receiving 50% of their grants in PSUs and 50% in RSUs. The PSUs granted in 2024 were stock price PSUs that are earned based on the performance of the price of the Company’s Common Stock measured at the end of the three-year performance period ending on January 31, 2027, requiring the stock price to meet or exceed the stock price target set by the Compensation Committee (“Stock Price PSUs”).

•

Approved the increase of the annual base salary of the Company’s Chief Financial Officer (the “CFO”) from $310,000 to $350,000 effective as of March 1, 2024, to better align our CFO’s compensation with the market. We also determined that base salaries for our other named executive officers would remain unchanged for 2024.

•	Certified that there was no cash bonus payout for 2024.

•

Certified that the Company did not achieve at least the threshold level for the performance goals underlying the total shareholder return PSUs (“TSR PSUs”) granted in 2022, and, accordingly, such awards were forfeited in their entirety at the end of their three-year performance period.

“Pay for Performance” Philosophy

As illustrated below, our target total direct compensation, which is the sum of base salary, target short-term cash incentive bonus opportunity and the aggregated target value of long-term equity awards granted under our 2020 Equity and Incentive Compensation Plan, was weighted heavily towards variable performance-based compensation.

•

Approximately 82% of our Chief Executive Officer’s target total direct compensation and approximately 75% of the average target total direct compensation of our other named executive officers was delivered in the form of “at-risk” compensation tied to Company, individual, or stock price performance;

•

Long-term equity awards (the ultimate value of which depends on our stock price) continued to be the largest element of compensation, representing approximately 43% of our Chief Executive Officer’s target total direct compensation and approximately 28% of the average target total direct compensation of our other named executive officers; and

•	The target annual (short-term) cash incentives payable to our named executive officers were tied to the pre-established performance goals and/or criteria under our short-term incentive program.

Executive Compensation-Related Policies and Practices

We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our pay for performance philosophy. The following summarizes our executive compensation and related governance policies and practices:

What We Do
• Pay-for-Performance Philosophy	A significant portion of our named executive officers’ compensation is directly linked to corporate performance. We structure target total direct compensation with a significant long-term equity component in the form of RSUs and PSUs, thereby making a vast majority of each named executive officer’s target total direct compensation dependent upon our corporate performance, stock price and/or total shareholder return.

• Stock Price Performance-Based Equity Awards	Our named executive officers receive performance-based equity awards in the form of Stock Price PSUs that vest based on achieving pre-determined stock price targets at the end of a three-year performance period.

• “Double Trigger” Change in Control Arrangements	With the exception of our PSU awards that may vest upon a change in control, our change in control compensation arrangements include a “double trigger” provision that requires both a change in control of the Company plus a qualifying termination of employment before payments and benefits are paid.

• Human Capital Management and Succession Planning	We provide opportunities for training and advancement to all employees as part of our human capital management program. Furthermore, we conduct succession planning and executive assessments for all key employees to ensure orderly succession plans are in place.

• Independent Compensation Committee	The Compensation Committee consists solely of independent directors.

• Compensation Recovery Policy	We have a policy providing for the recovery of certain cash incentive compensation and equity or equity-based awards from our CEO and other executive officers (including our other named executive officers).

• Stock Ownership Guidelines	We maintain stock ownership guidelines for our CEO, our other executive officers (including our other named executive officers) and the non-employee members of our Board.

• Equity Award Grant Policy	Equity awards are granted in accordance with our Equity Award Grant Policy. We do not have any program, practice or plan to time equity awards in coordination with the release of material non-public information.

• Retain an Independent Compensation Advisor	The Compensation Committee has engaged its own independent compensation advisor to provide information, analysis and other advice on executive compensation independent of management.

What We Do
• Annual Executive Compensation Review	The Compensation Committee conducts an annual review of our compensation strategy, including a review of our compensation used for comparative purposes.

• Balanced Time Horizon for Incentive Compensation	We have a balance of time horizons for our incentive awards, including an annual cash incentive plan, a three-year performance period for our TSR PSUs and Stock Price PSUs and a three-year vesting period for our RSUs.

What We Don’t Do
• No Special Retirement Plans	We do not currently offer pension arrangements or retirement plans to our executive officers other than statutory severance benefits required under the Employee Retirement Benefit Security Act of Korea.

• No Stock Option Re-Pricing	Our equity compensation plan does not permit stock options or stock appreciation rights (“SARs”) to be repriced to a lower exercise or strike price without the approval of our stockholders.

• No Excise Tax Payments on Future Post-Employment Compensation Arrangements	We do not provide any excise tax reimbursement payments (including “gross-ups”) with respect to payments or benefits contingent upon a change in control of the Company. The Company does, however, have the obligation to provide tax equalization to the CEO and the CCO with respect to such payments and benefits, as a part of their expatriate benefit package because they are subject to taxation in both the U.S. and Korea.

• No Hedging or Pledging	We prohibit our employees, including our executive officers, and the non-employee members of our Board from pledging, engaging in short sales and certain derivative transactions relating to our securities.

• No Special Welfare or Health Benefits	We do not provide our executive officers with any welfare or health benefit programs, other than participation on the same basis as our full-time employees in the employee programs that are standard in our industry sector. The Company does provide customary international health insurance to the CEO and the CCO as a part of their expatriate benefit package.

• No Dividends or Dividend Equivalents Payable on Unvested Equity Awards	We do not pay dividends or dividend equivalents on unvested equity awards.

Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale and/or other dispositions of the Company’s securities by the Company’s directors, officers and employees, among other covered persons. The Company believes this policy is reasonably designed to promote and enforce compliance by such covered persons with applicable insider trading laws, rules and regulations, as well as the listing standards applicable to the Company. A copy of our Securities Trading Policy is filed as Exhibit 19.1 to the Annual Report on
Form 10-K
filed with the SEC on March 14, 2025.
Say on Pay Vote and Stockholder Input
The Compensation Committee has responsibility to ensure that the compensation paid to our executive officers aligns with the interests of our stockholders and the Company’s compensation philosophy. Approximately 79.9% of the stockholders at the Annual Meeting of Stockholders of the Company held in 2024 (“2024 Annual Meeting”) voted to approve the compensation of the Company’s named executive officers as disclosed in the Company’s 2024 proxy statement. Based on the results of the advisory vote and discussions with key shareholders, the Compensation Committee determined to revise the structure of 2025 PSUs to be granted to our named executive officers to focus on significant stock price goals to better align management’s compensation with shareholders. We remain committed to listening to stockholder feedback as we continue to evaluate and refine our compensation programs.
In addition, at our 2024 Annual Meeting, our stockholders recommended that we hold future non-binding advisory votes on the compensation of our named executive officers every year. As part of our commitment and consistent with the results of the advisory “Say on Frequency” vote of our stockholders that was held at our 2024 Annual Meeting, we intend to hold an annual non-binding, advisory vote on the compensation of our named executive officers to provide our stockholders with an opportunity to provide their feedback on an annual
basis.

Timing of Compensation Decisions

Generally, at the end of each annual evaluation period, our CEO reviews the performance of the other executive officers and presents his conclusions and recommendations to the Compensation Committee. At that time and throughout the year, the Compensation Committee also evaluates the performance of our CEO, which is measured in substantial part against our consolidated financial performance.

Equity awards are made in accordance with our Equity Award Grant Policy described below. We do not have any program, plan or practice to time equity award grants in coordination with the release of material non-public information.

Role of the Compensation Committee in Compensation Decisions

The Compensation Committee’s responsibilities include evaluating, approving and monitoring our named executive officer and director compensation plans, policies and programs, as well as each of our equity-based compensation plans and policies. In addition, the Compensation Committee has the responsibility of periodically reviewing and advising the Board concerning our human capital strategies, initiatives and programs with respect to our culture, talent, recruitment, retention and employee engagement and inclusion efforts.

Consistent with our compensation philosophy and objectives, the Compensation Committee evaluates our executive officer compensation packages annually to ensure that:

•	We maintain our ability to attract and retain superior executives in critical positions;

•

Our executives are incentivized and rewarded for corporate growth, achievement of long-term corporate objectives and individual performance that meet or exceed our expectations without encouraging unnecessary risk-taking; and

•	Compensation provided to critical executives remains competitive relative to the compensation paid to similarly situated executives of companies in the semiconductor industry.

In addition to the annual reviews, the Compensation Committee also typically considers compensation changes upon a named executive officer’s promotion or other change in job responsibility.

Role of CEO in Compensation Decisions

For named executive officers other than our CEO, we have historically sought and considered input from our CEO and our independent compensation consultant as described below, in making determinations regarding executive compensation.

Our CEO annually reviews the performance of our other named executive officers. Thereafter, he presents conclusions and recommendations regarding the compensation of such officers, including proposed salary adjustments and incentive amounts, to the Compensation Committee. The Compensation Committee then takes this information into account when it makes final decisions regarding any adjustments or awards.

The review of performance by the Compensation Committee and our CEO of our other named executive officers is both an objective and subjective assessment of each named executive officer’s contribution to our performance, leadership qualities, strengths and weaknesses and performance relative to goals set by the Compensation Committee or our CEO, as applicable. The Compensation Committee and our CEO do not systematically assign a weight to the factors, and may, in their discretion, consider or disregard any one factor which, in their sole discretion, is important to or irrelevant for a particular executive.

Role of Compensation Consultant

The Compensation Committee engages an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. For 2024, the Compensation Committee retained Compensia, a national compensation consulting firm, to serve as its independent compensation consultant. This compensation consultant serves at the discretion of the Compensation Committee.

During 2024, Compensia attended some of the meetings of the Compensation Committee (both with and without management present) during the period of its engagement and provided the following services:

•	Consulting with the Compensation Committee Chair and other members between Compensation Committee meetings on compensation matters as needed;

•	Reviewing the Compensation Discussion and Analysis and assisting in the drafting of the Pay Versus Performance disclosure;

•	Reviewing and updating the compensation peer group used to assess executive compensation;

•

Providing market data for selected executive officer positions covering target total direct compensation levels and design to help the Compensation Committee determine how to competitively set compensation for the selected executive officer positions; and

•	Assistance with the design of the Stock Price PSUs.

In 2024, Compensia did not provide any services to us other than the consulting services to the Compensation Committee. The Compensation Committee regularly reviews the objectivity and independence of the advice provided by its compensation consultant on executive compensation. In 2024, the Compensation Committee considered the six specific independence factors adopted by the SEC and reflected in the NYSE listing standards and determined that the work performed by Compensia did not raise any conflicts of interest.

Elements of Compensation

In making decisions regarding the pay of the named executive officers, the Compensation Committee looks to set a total compensation package for each officer that will retain high-quality talent and motivate the officer to achieve the goals set by our Board. Our executive compensation package is generally comprised of the following elements:

Element	Purpose	Description
Annual base salary	Provides a fixed source of annual cash compensation for our named executive officers.	Based upon each individual’s skills, experience and performance as well as the criticality of the role.

Short-term cash incentives	Incentivizes achievement of key annual financial, operational and strategic goals.	Variable cash compensation based on performance.

Long-term equity incentives	Aligns the interests of our named executive officers with those of our stockholders by increasing stock ownership, incentivizing increases in stockholder value and strengthening retention.

Variable equity compensation delivered through two vehicles:

—   Service-based RSUs with a three-year vesting period; and

—   Stock Price PSUs to be earned based on the 30-calendar day volume-weighted average Company stock price (“VWAP”) at the end of the three-year performance period ending

Element	Purpose	Description
on January 31, 2027, requiring the stock to be equal to or greater than $14.14 to achieve any vesting.

Expatriate and other executive benefits	Allows us to remain competitive with peer and market practices and to retain key personnel on expatriate assignments by minimizing adverse financial impacts associated with such assignments.	Benefits include housing allowances, relocation and repatriation allowances, insurance premiums, reimbursement for the use of a car, home leave flights, tax equalization payments and tax advisory services.

Our executives also participate in a health and welfare benefits package that is generally available to all of our employees and are each party to an employment agreement that provides for limited post-employment and change in control payments and benefits.

Sources of Market Data

For purposes of comparing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a group of comparable technology companies. The companies in this compensation peer group were selected on the basis of their similarity to us in size, industry focus and being based in the U.S. We focused on U.S.-based companies because our highest-ranking executives are U.S. expatriates who have opportunities to work with U.S.-based technology companies.

Compensia provided the Compensation Committee with an analysis of the prior compensation peers with a recommendation of three companies to exclude based on the companies being acquired or being outside the financial ranges noted below. Compensia also provided three potential additions based on the selection criteria noted below. The Compensation Committee reviewed the proposed changes to our compensation peer group and approved the final group to be used for this year’s analysis. The companies in this compensation peer group were selected on the basis of their similarity to us, based on the following criteria:

•	Industry — semiconductors; semiconductor equipment and electronic equipment & instruments;

•	Company type — Public companies primarily headquartered in the U.S. and traded on a major U.S. stock exchange;

•	Similar revenue size — 0.4x – 2.5x Magnachip’s then-current revenue of $250 million ($100 million to $625 million);

•	Market capitalization — 0.25x – 4.0x Magnachip’s then-current market cap of $336 million ($84 million to $1.3 billion);

•	Executive positions similar in breadth, complexity and/or scope of responsibility; and

•	Competitors for executive talent.

The Compensation Committee approved the use of market data from the following group of peer companies, which was reviewed and approved in November 2023 for our 2024 executive compensation market assessment:

ACM Research	indie Semiconductor
Alpha and Omega Semiconductor	inTEST
Amtech Systems	Napco Security Technologies
CEVA	nLIGHT
Cohu	Photronics
FARO Technologies	SkyWater Technology
Ichor Holdings	Veeco Instruments
Impinj	Vishay Precision Group

The Compensation Committee reviews and updates the peer group periodically to ensure that the peer group companies satisfy our selection criteria. As a result of the review of the 2023 peer group, the following updates were made to establish the 2024 peer group:

•	Ambarella, Axcelis Technologies, Credo Technology Group Holding, Diodes, MaxLinear, and Rambus were removed due to market cap positioned above the selection criteria range; and

•	ACM Research, Amtech Systems, FARO Technologies, indie Semiconductor, inTEST, Napco Security Technologies, and nLIGHT were added based on the selection criteria.

The Compensation Committee seeks to establish a total compensation package for our named executive officers that is competitive with the compensation for similarly situated executives in this compensation peer group, while also considering each executive’s experience and performance. Accordingly, the Compensation Committee used the market data from this peer group as a reference point in its 2024 executive compensation process.

Elements of Compensation and Weighting

The Compensation Committee does not apply a formula or assign relative weight in apportioning compensation among the various elements used. Instead, it makes a subjective determination after considering all information collectively for each element of compensation.

Annual Base Salary

The Compensation Committee seeks to set the base salaries of our named executive officers at competitive levels as compared to similarly situated executives in our select peer group, but also takes into account the named executive officer’s experience, skill set and the value of that skill set and performance. The Compensation Committee makes a subjective decision regarding any changes in base salary based on these factors and the data from our select peer group. The Compensation Committee does not systematically assign weights to any of the factors it considers, and may, in its discretion, ignore any factors or deem any one factor to have greater importance for a particular executive officer. In 2024, the Compensation Committee increased the annual base salary of our CFO by 12.9%, from $310,000 to $350,000, effective as of March 1, 2024, to better align our CFO’s compensation with the market. In light of the prevailing business environment, the annual base salaries of our other named executive officers remained the same without an increase in 2024. Furthermore, all of our named executive officers participated in a voluntary salary deferral program for the entirety of 2024, whereby they deferred the receipt of 10% of their base salary until January 2025. The 2024 base salary for each named executive officer is set forth below.

Named Executive Officer	2024 Base Salary(1)
Young-Joon Kim	$561,700
Shin Young Park	$344,202	(2)
Theodore Kim	$351,000

(1)	The discrepancy between the amounts in this table and the contractually agreed amounts for each named executive officer is attributable to fluctuations in the exchange rate.

(2)	Ms. Park’s annual base salary was increased from $310,000 to $350,000, effective as of March 1, 2024.

Effective as of April 2025, our CEO volunteered to reduce his annual base salary by 20% (the “CEO Salary Reduction”). The CEO Salary Reduction will remain in effect until such time as the “operating income” line on the consolidated financial statements of the Company is greater than zero for any two consecutive fiscal quarters. Upon achieving such result, our CEO’s annual base salary will return to the amount immediately prior to the reduction (the “CEO Original Base Salary”), effective as of the first day of the fiscal quarter immediately following such two consecutive fiscal quarters. Upon the occurrence of a change in control (regardless of whether accompanied by termination), our CEO’s annual base salary will immediately return to the CEO Original Base Salary. Furthermore, the CEO Original Base Salary will be used for the calculation of (a) any statutory severance or pension benefits that our CEO may be entitled to receive, (b) cash severance payments that he may be entitled to receive pursuant to his employment agreement and (c) the annual cash bonus, if any.

Similarly, effective as of April 2025, our CFO volunteered to reduce her annual base salary by 10% (the “CFO Salary Reduction”). The CFO Salary Reduction will remain in effect until such time as the “operating income” line on the consolidated financial statements of the Company is greater than zero for any two consecutive fiscal quarters. Upon achieving such result, our CFO’s annual base salary will return to the amount immediately prior to the reduction (the “CFO Original Base Salary”), effective as of the first day of the fiscal quarter immediately following such two consecutive fiscal quarters. Upon the occurrence of a change in control (regardless of whether accompanied by termination), our CFO’s annual base salary will immediately return to the CFO Original Base Salary. Furthermore, the CFO Original Base Salary will be used for the calculation of (a) any statutory severance or pension benefits that our CFO may be entitled to receive, (b) cash severance payments that she may be entitled to receive pursuant to her employment agreement and (c) the annual cash bonus, if any.

Short-Term Cash Incentives

We have been providing short-term cash incentive opportunities to encourage our named executive officers to achieve certain short-term corporate performance goals. The employment agreement that each of our named executive officers has entered into includes a target bonus amount, which is expressed as a percentage of base salary. In 2024, there were no changes in the target bonus amounts, as expressed as a percentage of base salary.

The Compensation Committee typically makes annual determinations regarding short-term cash incentive compensation based on various performance-related factors, including our annual operating plan, which is generally adopted in the December preceding each fiscal year. The Compensation Committee also considers for each year the cash bonus payout percentage earned by our non-executive employees pursuant to the terms of the collective bargaining agreement entered into by our Korean operating subsidiary, Magnachip Semiconductor, Ltd. (“MSK”), which agreement provides that the annual cash bonus budget for all non-executive employees shall be 10% of MSK’s operating income for each applicable year. The Compensation Committee’s annual determination regarding short-term cash incentive compensation for our executives, including our named executives officers, is conducted generally with a view toward applying a payout percentage (applicable to the target bonus amount) to our executives that is similar to, or commensurate with, that determined under the applicable collective bargaining agreement.

For 2024, the Compensation Committee determined that the payout percentage of short-term cash incentive compensation for our executives would be 0%, as the Company did not meet the threshold financial performance.

Target bonus as a percentage of base salary, the target bonus amount and the actual amount of 2024 bonus award for each of our named executive officers are set forth below.

Named Executive Officer	Target Bonus (% of Base Salary)	Target Bonus Amount	Actual Amount
Young-Joon Kim	100%	$560,100	$0
Shin Young Park	75%	$262,500	$0
Theodore Kim	75%	$262,500	$0

(1)

Target bonus percentages of base salary remained the same as compared to the prior year, with the difference from last year resulting from (i) the expiration of Mr. YJ Kim’s voluntary election to reduce his base salary by 10% in 2023, whereupon his base salary reverted to the amount immediately prior to such reduction and (ii) the salary increase for Ms. Park that took effect in March 2024.

Long-Term Equity Incentives

Equity awards are not tied to base salary or cash incentive amounts and constitute lesser or greater proportions of total compensation for each executive depending on market practices and the Compensation Committee’s determination of target grant values. The Compensation Committee, relying on the professional and market experience of our Compensation Committee members, as well as information provided by our compensation consultant, generally seeks to set equity awards at competitive levels based on both U.S. and Korean market practices and taking into account our equity plan share pool and projected dilution of our shares outstanding. The Compensation Committee does not target a specific percentile within our peer group with respect to equity-based compensation.

Consistent with the Compensation Committee’s desire to provide compensation that is largely “at risk” while still competitive with our peers with whom we compete for talent, our equity compensation program for our named executive officers includes PSUs each year along with RSUs. The Compensation Committee believes that the inclusion of PSUs in our executive compensation program is consistent with, explicitly linked to, and supports our strategic objective of enhancing stockholder value.

The general terms of the equity awards contemplated by our 2024 executive compensation program are summarized in the table below.

Service-Based RSUs	Stock Price PSUs
• Vest over three years in three equal annual installments, subject to the executive’s continued employment through each applicable vesting date.

•   Stock Price PSUs to be earned based on stock price performance at the end of the three-year performance period ending on January 31, 2027.

•   Stock price achievement prior to the end of the performance period does not count for achieving the goal (except in the case of a change in control; see the section below entitled “Potential Payments Upon Termination or Change in Control” for details).

•   Stock price performance is determined at the end of the performance period based on the trailing 30-calendar day VWAP:

•   $14.14 = 100% vesting.

•   $21.21 = 200% vesting.

•   $28.28 = 300% vesting.

•   Linear interpolation for stock prices between $14.14 and $28.28.

The terms and conditions of the Stock Price PSUs were adopted based on discussions with certain significant shareholders, who expressed the desire for better alignment between our named executive officers and shareholders and believed that PSUs that vest based on achieving stock price targets were the best way to achieve that goal. The initial stock price target of $14.14 is significantly higher than the stock price at the time of grant and will require execution of our business strategy in order to be earned, with the other two stock price targets of $21.21 and $28.28 requiring 50% and 100% additional stock price appreciation). The stock price in all cases is measured based on the trailing 30-calendar day average at the end of the three year performance period, and achievement prior to that time is not recognized, so that the Stock Price PSUs have a full three-year performance period (absent a change in control).

The below tables summarize the RSUs and Stock Price PSUs granted to each of the named executive officers in 2024. No other equity awards were granted to our named executive officers in 2024.

			RSUs
Name	Grant Date	FV of Grant Date	RSUs Granted (#)	Aggregate Fair Value on Grant Date ($)
Young-Joon Kim	06/01/2024	$5.03	133,000	668,990
Shin Young Park	06/01/2024	$5.03	75,000	377,250
Theodore Kim	06/01/2024	$5.03	75,000	377,250

		FV of Grant Date ($) (100% Vesting case)	Stock Price PSUs
Name	Grant Date		100% Vesting of Shares (#)	200% Vesting of Shares (#)	300% Vesting of Shares (#)
Young-Joon Kim	06/01/2024	1,343,010	267,000	534,000	801,000
Shin Young Park	06/01/2024	377,250	75,000	150,000	225,000
Theodore Kim	06/01/2024	377,250	75,000	150,000	225,000

As of December 31, 2024, the performance period applicable to the TSR PSUs granted in 2022 (the “2022 TSR PSUs”) ended. The payout percentage applicable to the 2022 TSR PSUs is represented by four performance levels, “Threshold,” “Target,” “Maximum,” and “Supermaximum.” Supermaximum is achieved only if Magnachip ranks first in the S&P Semiconductor Index. In March 2025, based on such performance metric, the Compensation Committee determined that the vesting percentage of the 2022 TSR PSUs to be 0%, as the Company recorded a TSR of -78.64% for the performance period, placing it at the 8th percentile within the S&P Semiconductor Index, which was below the achievement threshold of the 35th percentile. As a result, TSR PSUs covering the following number of shares of our Common Stock were forfeited by our named executive officers: Mr. YJ Kim—39,400; Ms. Park—4,500; and Mr. T. Kim—7,500.

Health and Welfare Benefits

Our named executive officers are eligible to participate in our employee benefit plans that are generally provided to all full-time employees, and on the same basis as all of our full-time employees in the country in which they are resident. For Messrs. YJ Kim and T. Kim, these benefits included individual health insurance (medical, dental and vision).

Perquisites and Other Benefits

We provide the named executive officers with perquisites and other benefits, including expatriate benefits, which the Compensation Committee believes are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. Generally, perquisites are determined based upon what the Compensation Committee considers to be customary perquisites offered by our select peer group and are not based upon a median cost for specific perquisites or for the perquisites in aggregate. The Compensation Committee determines the level and types of expatriate benefits for the named executive officers based on local market surveys taken by our human resources group. These surveys are not limited to our select peer group, but include a broad range of companies based outside of Korea but with significant operations in Korea. Attributed costs of the personal benefits for the named executive officers are set forth in the Summary Compensation Table below. Consistent with the industry practice of hiring key expatriate executives and relocating such executives to a foreign country, like Korea, the provision of expatriate benefits to key expatriate executives allows us to retain key personnel on expatriate assignments and minimize any financial impacts associated with such assignments.

Mr. YJ Kim and Mr. T. Kim were expatriates during 2024 and received expatriate benefits commensurate with market practice in Korea. The Compensation Committee determined the appropriate benefits for each expatriate in accordance with internal policies approved by our Board from time to time, which generally included housing allowances, relocation and repatriation allowances, insurance premiums (including, in addition to health and welfare benefits described above, group personal accident and business travel insurance), reimbursement for the use of a car, home leave flights, tax equalization payments and tax advisory services.

Employment Agreements and Post-Employment Severance Benefits

Each of our named executive officers is party to an employment agreement or executive service agreement that provides for certain payments upon termination of the executive’s employment and/or a change in control of the Company and that is intended to align the interests of the executive and stockholders if a transaction were to occur. Please see the section below entitled “Potential Payments Upon Termination or Change in Control” for further discussion of those benefits. We believe that the use of severance arrangements appropriately mitigates some of the risk that exists for executives working in our highly competitive industry and allows the executives to focus on our business objectives.

Pursuant to the Employee Retirement Benefit Security Act, certain executive officers residing in Korea with one or more years of service are entitled to severance benefits upon the termination of their employment for any reason. For purposes of this section, we call this benefit “statutory severance.” The base statutory severance is approximately one month of base salary per year of service. Each of our named executive officers accrued statutory severance in 2024.

Compensation Recovery Policy

In November 2023, the Company adopted a new Compensation Recovery Policy in accordance with the NYSE listing rules. The Compensation Recovery Policy applies to all incentive-based compensation, which is any compensation provided, directly or indirectly, by the Company that is granted, earned or vested based, in whole or in party, upon the attainment of financial reporting measures, received by executive officers, including our named executive officers.

The Compensation Recovery Policy applies in the case of a financial restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required restatement to correct an error in previously-issued financial statements that is material to the previously-issued financial statements or what would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Compensation Recovery Policy provides that promptly following such a financial restatement, the Company will determine the amount of the erroneously awarded compensation, which is the excess of the amount of incentive-based compensation received by current and former executive officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid. The Compensation Recovery Policy also provides for discretionary recovery of erroneously-earned incentive-based compensation from all other employees, as well as discretionary recovery from executive officers and other employees of all incentive-based compensation and (in the case of intentional or willful misconduct) any other equity-based compensation in the event such executive officer’s or other employee’s act or omission contributed to the circumstances of such financial restatement. The Compensation Committee is responsible for determining the method to recover erroneously awarded compensation.

Anti-Hedging and Pledging Policy

The Company has adopted the Securities Trading Policy, which applies to all of the directors, officers and employees of the Company, to describe the standards concerning the handling of non-public information relating to the Company and the buying and selling of securities of the Company. The policy prohibits engaging in pledging, short sales and buying or selling puts, calls, options or other derivatives in respect of securities of the Company. The policy also strongly discourages speculative hedging transactions where even long-term hedging transactions that are designed to protect an individual’s investment in Company securities (i.e., the hedge must be for at least twelve (12) months and relate to stock or options held by the individual) are only permitted after being pre-cleared with the Chairman of the Board and the Company’s General Counsel.

Equity Award Grant Policy

The Company has adopted an Equity Award Grant Policy. The policy provides that equity awards made in connection with the hiring of a new employee or the promotion of an existing employee will generally be made on a bi-monthly basis, and that, unless the Board, the Compensation Committee, or its delegate determines otherwise, will be effective on the earlier of the 1st or the 15th day of the month during which such grant is approved, or the month immediately following the date on which such grant is approved, as appropriate. In addition, new hire grants will generally become effective at least fourteen days after the date on which an employee’s employment begins. Annual and other equity awards to continuing employees, if made, will generally be made at a meeting of the Board or the Compensation Committee, or its delegate established in advance, and will generally become effective on the earlier of the 1st or the 15th day of the month during which such grant is approved, or of the month immediately following the date on which such grant is approved, as appropriate.

Equity awards denominated in a number of shares will be priced in accordance with the terms of the Company’s 2020 Equity and Incentive Compensation Plan. If a grant of restricted stock or RSUs is denominated in dollars, the number of shares of restricted stock or RSUs subject to such grant will be calculated by dividing the dollar value of the approved award by the volume-weighted average closing market price on the NYSE (or such other market on which the Company’s stock is then principally listed) of one share of the Company’s stock over the trailing 30-day period ending on the last day immediately prior to the grant date.

Equity Grant Timing

During 2024, our Board and Compensation Committee did not take into account any material nonpublic information when determining the timing and terms of equity incentive awards, and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2024, we did not grant stock options to any of our named executive officers during any period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-K, 10-Q or 8-K that discloses material nonpublic information.

Stock Ownership Guidelines

The Company maintains a Stock Ownership Policy (the “Stock Ownership Policy”) that is applicable to our non-employee directors and executive officers. The Stock Ownership Policy requires that:

•

The Chairman of the Board hold equity in the Company with a value equal to the lesser of (i) three times his or her then current annual Board and Chairman cash retainer and (ii) three times his or her initial annual Board and Chairman cash retainer paid at the time he or she became subject to the Stock Ownership Policy as the Chairman of the Board;

•

Non-employee directors hold equity in the Company with a value equal to the lesser of (i) three times the non-employee director’s annual Board cash retainer and (ii) three times his or her initial annual Board cash retainer paid at the time he or she became subject to the Stock Ownership Policy as a director of the Company;

•

The Chief Executive Officer owns equity in the Company equal to the lesser of (i) five times his or her then current annual base salary and (ii) five times his or her annual base salary paid at the time he or she became subject to the Stock Ownership Policy as the Chief Executive Officer of the Company; and

•

All other covered executives own equity in the Company equal to the lesser of (i) two times his or her annual base salary and (ii) two times his or her annual base salary as of the date such individual’s entered into their role that made them subject to the Stock Ownership Policy.

Under the Stock Ownership Policy, shares of our Common Stock directly owned by covered executives and directors, vested but not settled RSUs, 50% of any vested unexercised options, shares owned jointly with a spouse and shares of our Common Stock held in a trust established by a covered executive or director for the benefit of the such covered executive or director and/or family members will all count towards satisfying the minimum equity ownership requirement of the Stock Ownership Policy.

The Stock Ownership Policy provides that an individual subject to the policy is required to be in compliance with the minimum equity ownership requirement by the later of the five-year anniversary of the implementation date of the Stock Ownership Policy and the five-year anniversary of such individual’s entrance into their role that made them subject to the Stock Ownership Policy. All applicable non-employee directors and executive officers of the Company met the ownership guidelines based on the trailing 90-day average stock price as of December 31, 2024.

In addition to equity award grants received from the Company, our non-employee directors and executive officers have from time to time purchased shares of the Company’s Common Stock in the open market, exhibiting their intent to be better aligned with the interests of our shareholders. The following table shows the purchases of shares of the Company’s Common Stock by our non-employee directors and named executive officers:

Name	Total Number of Shares Purchased
Ilbok Lee (1)	25,000
Camillo Martino (2)	58,000
Gilbert Nathan (3)	40,000
Young-Joon Kim (4)	53,062
Shin Young Park (5)	13,865
Theodore Kim (6)	15,000

(1)	Dr. Lee most recently purchased 20,000 shares on March 14, 2025.
(2)	Mr. Martino most recently purchased 20,000 shares on March 13, 2025.
(3)	Mr. Nathan most recently purchased 20,000 shares on March 13, 2025.
(4)	Mr. YJ Kim most recently purchased 17,826 shares on March 8, 2024.
(5)	Ms. Park most recently purchased 9,000 shares on March 12, 2024.
(6)	Mr. T. Kim most recently purchased 7,000 shares over March 11 and 12, 2024.

Accounting Considerations

The Compensation Committee considers the accounting impact of equity awards when designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), the standard which governs the accounting treatment of stock-based compensation awards. However, accounting cost is just one factor considered when designing such compensation plans and arrangements for our executive officers and other employees.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis as set forth above under “Compensation Discussion and Analysis” with our management and, based on such review and discussion, has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The foregoing report was submitted by the Compensation Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act and shall not be incorporated by reference in any of our other filings under the Securities Act or Exchange Act except to the extent we specifically incorporate this report therein.

Members of the Compensation Committee:

Camillo Martino, Chair

Kyo-Hwa (Liz) Chung

Summary Compensation Table

The following table sets forth certain information concerning the compensation earned during the years ended December 31, 2024, 2023 and 2022, of our named executive officers:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)		Total ($)
Young-Joon Kim Chief Executive Officer	2024	561,700	—	—	2,012,000	—	92,913	407,682	(5)	3,074,295
	2023	502,819	1,011	—	3,885,901	—	35,335	1,486,477		5,911,543

Shin Young Park	2024	344,202	—	—	754,500	—	59,426	20,628	(6)	1,178,756
Chief Financial Officer	2023	284,497	1,011	—	860,636	—	23,313	58,541		1,227,998

Theodore Kim	2024	351,000	—	—	754,500	—	56,994	198,726	(7)	1,361,220
Chief Compliance Officer, General Counsel and Secretary	2023	349,118	1,011	—	1,356,811	—	22,238	532,438		2,261,616

Note: A monthly average exchange rate was used to convert amounts in the above table that were originally paid in Korean won.

(1)

The discrepancy between the amounts in the above table and the contractually agreed amounts for each named executive officer is attributable to fluctuations in the exchange rate. In addition, Ms. Park received an increase in her base salary that took effect on March 1, 2024. While Mr. YJ Kim’s base salary was not increased in 2024, he had volunteered to reduce temporarily his base salary by 10% in 2023. The temporary reduction expired at the end of 2023, and thus his base salary returned to the amount immediately prior to such reduction.

(2)	No annual cash bonus was granted to any of our named executive officers in 2024.
(3)

The amount reported represents the aggregate grant date fair value of RSUs and Stock Price PSUs granted to our named executive officers in 2024, determined in accordance with FASB ASC 718. Such grant date fair value does not take into account any estimated forfeitures. The amount reported in this column reflects the accounting cost for these RSUs and Stock Price PSUs and does not correspond to the actual economic value that may be received by the applicable NEO upon the vesting/settlement of the awards or any sale of the underlying shares of Common Stock. The Stock Price PSUs are reported based on the performance level associated with a 100% vesting. When calculated at the maximum performance level (at the performance level associated with a 300% vesting in the case of Stock Price PSUs), the amount of the Stock Price PSUs in 2024 would be $4,029,030 for Mr. YJ Kim, $1,131,750 for Ms. Park and $1,131,750 for Mr. T. Kim. Vesting percentage for the 2022 TSR PSUs was determined by the Compensation Committee on March 1, 2025, and as a result of actual performance over the performance period, these awards were forfeited in their entirety. See the section subtitled “Compensation Discussion and Analysis—Long-Term Equity Incentives” for further information.

(4)

Consists of statutory severance accrued for the years ended December 31, 2024. See the section below subtitled “Pension Benefits for the Fiscal Year Ended December 31, 2024” for a description of the statutory severance benefit.

(5)

Consists of the following personal benefits paid to Mr. YJ Kim for 2024: (a) $172,635 for Mr. YJ Kim’s housing lease; (b) $8,268 for reimbursement of tuition expenses for Mr. YJ Kim’s child; (c) $88,055 for health insurance premiums; (d) $8,089 for accident insurance and business travel insurance premiums; (e) $26,766 for annual cash special allowance (the amount reported in this table differs from the $27,000 contractual annual cash special allowance due to fluctuation in the exchange rate between U.S. dollars and Korean won during the year); (f) $14,745 for car and driver expense (including personal use of a car service provided by the Company); (g) $30,784 for tax consulting expense; (h) $23,797 for living expense; (i) $2,350 for meal allowance, welfare points and similar benefits; (j) -$88,491 of reimbursement (payable by Mr. YJ Kim to the Company) of the difference between the actual U.S. tax Mr. YJ Kim paid (taking into account the use of foreign tax credit carryover) and the applicable hypothetical tax calculated for fiscal year 2024; and (k) $120,684 for reimbursement of Korean taxes paid in fiscal year 2023.
(6)

Consists of the following personal benefits paid to Ms. Park for 2024: (a) $10,377 for health insurance premiums; (b) $2,844 for personal use of a car service provided by the Company; (c) $1,046 for annual health examination for spouse; (d) $804 for fitness allowance; (e) $1,239 for meal allowance; and (f) $4,318 for medical expense support, welfare points and similar benefits.

(7)

Consists of the following personal benefits paid to Mr. T. Kim for 2024: (a) $78,568 for housing lease; (b) $18,209 for home leave flights; (c) $64,572 for health insurance premiums; (d) $2,025 for accident insurance and business travel insurance premiums; (e) $8,328 for reimbursement of tuition expense for Mr. T. Kim’s child; (f) $4,252 for car expense (including personal use of a car service provided by the Company); (g) $19,192 for tax consulting expense; (h) $10,060 for living expense; (i) $3,531 for meal allowance, welfare points and similar benefits; (j) -$54,660 of reimbursement (payable by Mr. T. Kim to the Company) of the difference between the actual U.S. tax Mr. T. Kim paid (taking into account the use of foreign tax credit carryover) and the applicable hypothetical tax calculated for fiscal year 2024; and (k) $44,649 for reimbursement of Korean taxes paid in fiscal year 2023.

Grants of Plan-Based Awards Table for Fiscal Year 2024

The following table sets forth information regarding grants of plan-based awards made to our named executive officers during 2024. The vesting schedule applicable to each award is set forth in the “Outstanding Equity Awards as of Fiscal Year End 2024” table. See the section subtitled “Compensation Discussion and Analysis—Long-Term Equity Incentives” for further information regarding grants made to our named executive officers during 2024.

			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date		100% Vesting	200% Vesting	300% Vesting
Young-Joon Kim	06/01/2024	(1)	—	—	—	133,000	668,990
	06/01/2024	(2)	267,000	534,000	801,000	—	1,343,010

Shin Young Park	06/01/2024	(1)	—	—	—	75,000	377,250
	06/01/2024	(2)	75,000	150,000	225,000	—	377,250

Theodore Kim	06/01/2024	(1)	—	—	—	75,000	377,250
	06/01/2024	(2)	75,000	150,000	225,000	—	377,250

(1)	Represents the RSUs granted during fiscal year 2024 to our named executive officers. Further information on the RSU awards can be found in the “Compensation Discussion & Analysis” section above.
(2)

Represents the Stock Price PSUs granted during fiscal year 2024 to our named executive officers. Vesting of the Stock Price PSUs granted with a three-year performance period ending January 31, 2027 will be based on the Company’s stock price performance as measured by the trailing 30-calendar day VWAP ending on and including January 31, 2027, subject to the satisfaction of the number of full months the executive officer provided continuous service through the applicable performance period (“Continued Service Condition”), with a vesting percentage ranging from 100% to 300%, with straight-line interpolation between $14.14 and $28.28, based on stock price achievement: 100% vesting for $14.14, 200% vesting for $21.21, and 300% vesting for $28.28.

(3)

Represents the grant date fair value of each equity-based award as determined in accordance with FASB ASC 718. For the performance-based equity awards, the amounts are reported at the target performance level based on the probable outcome of the applicable performance conditions.

Outstanding Equity Awards at Fiscal Year End 2024

The following table sets forth all outstanding equity awards held by our named executive officers as of December 31, 2024. Please see the section below entitled “Potential Payments Upon Termination or Change in Control” for information regarding the impact of certain employment termination scenarios on outstanding equity awards.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Young-Joon Kim	6/9/2015	90,610	—	7.64	6/9/2025
	3/11/2016	45,305	—	5.53	3/11/2026

Shin Young Park	8/11/2015	1,000	—	8.45	8/11/2025
	3/11/2016	1,500	—	5.53	3/11/2026

Theodore Kim	6/9/2015	51,740	—	7.64	6/9/2025
	3/11/2016	25,870	—	5.53	3/11/2026

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Young-Joon Kim	02/28/2022	—		—	39,400	(4)	158,388
	02/16/2023	50,376	(5)	202,512	57,092		229,510
	06/01/2024	88,667	(6)	356,441	267,000	(4)	1,073,340

Shin Young Park	02/28/2022	—		—	4,500	(4)	18,090
	02/16/2023	12,508	(5)	50,282	11,257		45,253
	06/01/2024	50,000	(6)	201,000	75,000	(4)	301,500

Theodore Kim	02/28/2022	—		—	7,500	(4)	30,150
	02/16/2023	26,423	(5)	106,220	12,195		49,024
	06/01/2024	50,000	(6)	201,000	75,000	(4)	301,500

(1)	Represents the market value of RSUs based on our closing per share price of $4.02 on December 31, 2024, the last trading day of 2024.
(2)

Represents unvested TSR PSUs granted on February 28, 2022 and February 16, 2023 and unvested Stock Price PSUs granted on June 1, 2024 for Mr. YJ Kim, Ms. Park and Mr. T. Kim at target performance level (i.e., at the performance level associated with a 100% vesting in the case of Stock Price PSUs). The TSR PSUs vest based on achievement of the TSR performance goal over the 2022-2024 performance period (for the 2022 grants) and 2023-2025 performance period (for the 2023 grants), subject to the completion of the Continued Service Condition. The Stock Price PSUs vest based on achievement of the Company’s stock price performance as measured by the trailing 30-calendar day VWAP ending on and including January 31, 2027, subject to the completion of the Continued Service Condition, with a vesting percentage ranging from 100% to 300%, with straight-line interpolation between $14.14 and $28.28, based on stock price achievement: 100% vesting for $14.14, 200% vesting for $21.21, and 300% vesting for $28.28.

(3)

Represents the market value of TSR PSUs and Stock Price PSUs at target performance level (i.e., at the performance level associated with a 100% vesting in the case of Stock Price PSUs) based on our closing per share price of $4.02 on December 31, 2024, the last trading day of 2024.

(4)

On March 1, 2025, the Compensation Committee determined the vesting percentage of the 2022 TSR PSUs to be 0%, as the threshold performance metric for the performance period was not achieved. Accordingly, this award was forfeited in its entirety. See “Compensation Discussion and Analysis—Long-term Equity Incentives” for additional details.

(5)

RSUs vest over three years in three equal annual installments, subject to executive’s continued employment through each applicable vesting date. Represents the third installment, scheduled to vest on December 31, 2025.

(6)

RSUs vest over three years in three equal annual installments, subject to executive’s continued employment through each applicable vesting date. Represents the second and third installments, scheduled to vest on December 31, 2025 and December 31, 2026, respectively.

Option Exercises and Stock Vested

The following table shows information regarding the vesting of stock awards held by our named executive officers in 2024. None of our named executive officers exercised stock options during 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)(3)	Value Realized on Vesting ($)(2)(3)
Young-Joon Kim	109,042	438,349
Shin Young Park	42,508	170,882
Theodore Kim	59,757	240,223

(1)	Represents the sum of RSUs that vested on December 31, 2024.
(2)	Represents the sum of the value of vested RSUs as of the vesting date, based on our closing per share price on the vesting date.
(3)

The share numbers and values set forth in these two columns do not take into account the shares that were withheld from the named executive officers to pay applicable withholding taxes. The below table shows the number of shares, with their values calculated as of the vesting date, that were withheld by the Company in order to pay applicable withholding taxes on behalf of our named executive officers:

	Stock Awards
Name	Number of Shares Withheld (#)	Value of Shares Withheld ($)
Young-Joon Kim	38,166	153,427
Shin Young Park	20,787	83,564
Theodore Kim	20,916	84,082

Pension Benefits for the Fiscal Year Ended December 31, 2024

In addition to the severance benefits described above, pursuant to the Employee Retirement Benefit Security Act of Korea, certain executive officers residing in Korea with one or more years of service are entitled to severance benefits upon the termination of their employment for any reason. The base statutory severance accrues at the rate of approximately one month of base salary per year of service and is calculated on a monthly basis based upon the executive’s salary for the prior three-month period. Accordingly, if the named executive officer’s employment with the Company terminated on the last day of our fiscal year ended December 31, 2024, they would have been entitled to the statutory severance payments described below. The accumulated amounts under the statutory severance scheme are paid in a lump sum upon the executive’s separation. Assuming no change in the applicable law, each of these executives will continue to accrue additional statutory severance benefits at the rate described above until his or her service with us terminates.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During the Last Fiscal Year ($)
Young Joon Kim	Statutory Severance	12	534,279	—
Shin Young Park	Statutory Severance	6	171,702	—
Theodore Kim	Statutory Severance	12	321,941	—

(1)	The value reported in this column represents the accumulated amount of the benefit for each executive based on the formula described above of one month of base salary per year of credited service.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans for our named executive officers.

Potential Payments Upon Termination or Change in Control

Our named executive officers are each party to an employment agreement that provides for post-employment or change in control benefits. The terms “cause”, “good reason”, “disability” and “change in control” used below have the meanings given to them in the applicable CEO Agreement or Other Executive Agreement (each as defined below).

Employment Agreements

On April 26, 2018, the Company entered into a new employment agreement with Mr. YJ Kim that superseded his prior severance and employment agreements (the “CEO Agreement”). In October of 2018, the Company entered into similar arrangements with Mr. T. Kim that replaced his prior severance agreement and offer letter (the “CCO Agreement”). In February 2022, the Company entered into an executive service agreement (the “CFO Agreement”) (together with the CCO Agreement, the “Other Executive Agreements”) with Ms. Park that superseded her prior offer letter.

Under the CEO Agreement, Mr. YJ Kim is entitled to severance payments and benefits upon certain qualifying terminations of his employment with the Company. Upon termination of his employment by the Company without “cause” or his resignation for “good reason”, in each case not in connection with a “change in control” (each, a “Non CIC Termination”), he is entitled to receive (i) 24 months of continued base salary (as then in effect or in effect prior to any diminution constituting “good reason”) (the “Salary Payment”), (ii) a pro rata bonus based on actual performance (if such termination occurs after June 30 of the year of termination), (iii) a lump-sum payment equal to the cost of 12 months of Company-paid medical, dental and vision insurance premiums (the “Insurance Payment”), (iv) 90 days’ continuation of his expatriate benefits, and (v) to the extent that he is eligible to receive such payments as part of the expatriate benefits, the repatriation allowance and expenses. Further, Mr. YJ Kim will vest in all unvested equity awards in accordance with the terms of our equity plan and the applicable award agreements.

If, during a period of time that (x) the Company is party to a definitive corporate transaction agreement the consummation of which would result in a “change in control” or (y) is within 18 months following a “change in control”, Mr. YJ Kim’s employment is terminated by the Company without “cause”, by Mr. YJ Kim for “good reason” (each, a “CIC Termination”) or by reason of his death or “disability”, then he will be entitled to the severance payments described above, provided that (A) the Salary Payment shall be a lump sum payment equal to two times the sum of (1) his base salary (as then in effect or in effect prior to any diminution implicating

“good reason”) and (2) his annual bonus (as then in effect or in effect prior to any diminution implicating “good reason”, but in no event greater than 100% of his base salary) and (B) the Insurance Payment will be in respect of 18 months rather than 12 months. Further, Mr. YJ Kim will vest in all equity awards in accordance with the terms of our equity plan and the applicable award agreements.

Mr. YJ Kim’s right to receive any “change in control” or other severance payments provided in the CEO Agreement is subject to his execution of a release of claims against us and his compliance with certain restrictive covenants.

The Other Executive Agreements with Mr. T. Kim and Ms. Park provide that the applicable executive will be entitled to severance payments and benefits upon certain qualifying terminations of his or her employment with the Company. In the event that the applicable executive incurs a Non-CIC Termination, he or she will be entitled to (i) 12 months of continued base salary (as then in effect or in effect prior to any diminution constituting “good reason”) (the “Other Executive Salary Payment”), (ii) a pro rata bonus based on actual performance (if such termination occurs after June 30 of the year of termination) (together with the Other Executive Salary Payment, the “Other Executive Severance Payment”), (iii) vesting of all equity awards in accordance with the terms of our equity plan and the applicable award agreements. Further, Mr. T. Kim would receive a lump sum payment equal to the cost of 12 months of Company-paid medical, dental and vision insurance premiums, 90 days’ continuation of his expatriate benefits, and, to the extent that he is eligible to receive such payments as part of his expatriate benefits, a repatriation allowance in the amount of one month’s base salary and certain repatriation expenses as described in his agreement.

In the event that Mr. T. Kim or Ms. Park incurs a CIC Termination, then the applicable executive will be entitled to the severance payments described above, provided that the Severance Payment instead will equal one and one-half times the executive’s base salary (as then in effect or in effect prior to any diminution implicating “good reason”); and provided further, that if the date of termination occurs after June 30 of the calendar year in which the date of termination occurs, Mr. T. Kim will also receive an amount equal to an additional month of base salary for each month that has passed since July 1 through the date of termination (rounding up for any partial months), which will be payable in a lump sum on the sixtieth (60th) day following the date of termination. Further, the applicable executive will vest in all equity grants in accordance with the terms of our equity plan and the applicable award agreements.

In addition to the foregoing, certain equity awards held by our named executive officers contain additional terms and conditions relating to terminations or a change in control event.

For the TSR PSUs, the following terms apply:

•

Upon an involuntary termination of the executive by the Company without cause or a termination by the executive for Good Reason not in connection with a change in control prior to the end of the performance period, the TSR PSUs shall remain eligible to vest (based on actual performance) on a pro rata basis.

•

For Mr. YJ Kim, if a change in control occurs during the performance period, subject to Mr. YJ Kim’s continued service through the consummation of the change in control, the TSR PSUs shall vest based on target level performance.

•

For Mr. T. Kim and Ms. Park, if a change in control that occurs during the performance period, the performance period will be truncated to the close of a change in control, and the number of TSR PSUs eligible to vest will be prorated based on the number of full calendar months of continuous service during the performance period though the change in control, divided by the number of full calendar months in the full performance period, with that product multiplied by actual performance (the “CIC Eligible Units”). If the TSR PSUs are not assumed or a replacement award is not provided, then the CIC Eligible Units will vest and be settled in connection with the change in control.

For the Stock Price PSUs, the following terms apply:

•

Upon an involuntary termination of the executive by the Company without cause or a termination by the executive for Good Reason, then Stock Price PSUs shall remain eligible to vest (based on actual performance) on a pro rata basis; and

•

On a change in control, the performance period will be truncated to the close of a change in control. If the stock price is less than or equal to $14.14, then the PSUs will convert to RSUs at 100% vesting percentage. If the stock price is more than $14.14, then the PSUs will convert to in an amount reflecting a payout percentage ranging from 100% to 300%, with straight-line interpolation between $14.14 and $28.28. The converted awards will vest in full on January 31, 2027, subject to full vesting acceleration upon a upon a CIC Qualified Termination (defined in the employment agreement) prior to January 31, 2027. If the PSU is not assumed, then it will vest in full contingent on the close of the transaction in an amount based on the stock price targets (as described on the prior page), but in no case less than a 100% vesting.

The applicable executive’s rights to receive any “change in control” or other severance payments under the Other Executive Agreements are subject to the applicable executive’s execution of a release of claims against us and his or her compliance with certain restrictive covenants.

The following tables present our estimate of the dollar value of the payments and benefits payable to our named executive officers upon the occurrence of certain terminations of their employment and upon a change in control, assuming that each such event occurred on December 31, 2024, and assuming a closing per share price of $4.02 on December 31, 2024, the last trading day of 2024. In addition, the disclosure in the following table does not include:

•	any accrued benefits that were earned and payable as of December 31, 2024; or

•	payments and benefits to the extent they are provided generally to all salaried employees and do not discriminate in scope, terms or operation in favor of the named executive officers.

Young-Joon Kim

	Cash Severance Payment ($)(1)		Value of Equity Award Acceleration ($)		Continuation of Benefits and Perquisites ($)(2)		Total ($)
Termination By the Company Without Cause / By Executive for Good Reason	1,120,200		639,365	(4)	224,972	(7)	1,984,537
Termination By the Company Without Cause / By Executive for Good Reason, In Connection With a Change in Control	2,240,400	(3)	2,020,191	(5)	268,999	(8)	4,529,590
Termination By the Company for Cause / By Executive without Good Reason	—		—		—		—
Change in Control (without termination of employment)	—		2,020,191	(6)	—		2,020,191

(1)

Represents cash severance payments payable pursuant to the CEO Agreement (including a pro rata bonus based on actual performance). See “Potential Payments Upon Termination or Change in Control” for additional information.

(2)

Represents continuation of benefits and perquisites pursuant to the CEO Agreement and our expatriate benefit policy. See “Potential Payments Upon Termination or Change in Control” and “—Compensation Discussion and Analysis—Perquisites and Other Benefits” for additional information. Calculated assuming benefits for the applicable period will have the same dollar value as corresponding 2024 benefits.

(3)	Mr. YJ Kim would also receive such benefits upon a termination as a result of his death or disability that occurs in connection with a change in control.
(4)

Represents the value of Mr. YJ Kim’s 2022 and 2023 TSR PSUs and 2024 Stock Price PSUs that remain eligible to vest, based on the Continued Service Condition and the assumed termination date. More specifically, he would remain eligible to vest in the full number of his 2022 TSR PSUs, two-thirds of his 2023 TSR PSUs and 31% of his 2024 Stock Price PSUs. This column assumes vesting at the target performance level for his 2022 and 2023 TSR PSUs and at the performance level associated with a 100% vesting of his 2024 Stock Price PSUs. On March 1, 2025, the Compensation Committee determined the vesting percentage of the 2022 TSR PSUs is 0%. Accordingly, the 2022 TSR PSUs were forfeited in their entirety. Had this been taken into account, the value would have been $480,977, which is $158,388 lower than what is indicated in the table.

(5)

Represents the value of immediate vesting of all RSUs granted after January 1, 2023. Mr. YJ Kim would also vest in his outstanding TSR PSUs and 2024 Stock Price PSUs at the time of the change of control. This column assumes vesting at the target performance level for his 2022 and 2023 TSR PSUs and at the performance level associated with a 100% vesting of his 2024 Stock Price PSUs. Mr. YJ Kim would also receive accelerated vesting of his RSUs upon his death or disability that occurs in connection with a change in control. On March 1, 2025, the Compensation Committee determined the vesting percentage of the 2022 TSR PSUs is 0%. Accordingly, the 2022 TSR PSUs were forfeited in their entirety. Had this been taken into account, the value would have been $1,861,803, which is $158,388 lower than what is indicated in the table.

(6)

Assumes that the Compensation Committee exercised its discretion to fully accelerate all equity awards in connection with the transaction under the 2011 Plan and the 2020 Plan. Represents the value of accelerated vesting of unvested RSUs, 2022 and 2023 TSR PSUs and 2024 Stock Price PSUs (assuming the TSR PSUs vest at target performance level and the Stock Price PSUs vest at the performance level associated with a 100% vesting). On March 1, 2025, the Compensation Committee determined the vesting percentage of the 2022 TSR PSUs is 0%. Accordingly, the 2022 TSR PSUs were forfeited in their entirety. Had this been taken into account, the value would have been $1,861,803, which is $158,388 lower than what is indicated in the table.

(7)

Includes the following continuation of benefits and perquisites for Mr. YJ Kim: (a) $42,568, which is housing expenses for Mr. YJ Kim’s housing lease; (b) $88,055 for health insurance premiums; (c) $46,675 for repatriation allowance; (d) $22,642 for repatriation expense; (e) $17,094 for living expense, tax consulting fee and car service provided by the Company; (f) -$21,820 of estimated reimbursement (payable by Mr. YJ Kim) of the difference between the actual U.S. tax paid and the applicable hypothetical tax calculated for the applicable fiscal year; and (g) $29,758 for estimated reimbursement of Korean tax.

(8)

Same as the total amount of Note (7) except this amount includes an additional $44,027 representing the employer cost of insurance premiums for an additional 6 months of insurance coverage. Mr. YJ Kim would also receive such benefits upon a termination as a result of his death or disability that occurs in connection with a change in control.

Shin Young Park

	Cash Severance Payment ($)(1)	Value of Equity Award Acceleration ($)		Continuation of Benefits and Perquisites ($)	Total ($)
Termination By the Company Without Cause / By Executive for Good Reason	350,000	140,386	(2)	—	490,386
Termination By the Company Without Cause / By Executive for Good Reason, In Connection With a Change in Control	525,000	616,125	(3)	—	1,141,125
Termination By the Company for Cause / By Executive without Good Reason / Disability / Death	—	—		—	—
Change in Control (without termination of employment)	—	616,125	(4)	—	616,125

(1)	Represents cash severance payments payable pursuant to the Executive Service Agreement. See “Potential Payments Upon Termination or Change in Control” for additional information.
(2)

Represents the value of Ms. Park’s 2022 and 2023 TSR PSUs and 2024 Stock Price PSUs that remain eligible to vest, based on the Continued Service Condition and the assumed termination date. More specifically, she would remain eligible to vest in the full number of her 2022 TSR PSUs, two-thirds of her 2023 TSR PSUs and 31% of her 2024 Stock Price PSUs. This column assumes vesting at the target performance level for her 2022 and 2023 TSR PSUs and at the performance level associated with a 100% vesting of her 2024 Stock Price PSUs. On March 1, 2025, the Compensation Committee determined the vesting percentage of the 2022 TSR PSUs is 0%. Accordingly, the 2022 TSR PSUs were forfeited in their entirety. Had this been taken into account, the value would have been $122,296, which is $18,090 lower than what is indicated in the table.

(3)

Represents the value of immediate vesting of all RSUs granted on or after January 1, 2023. Ms. Park would also vest in her outstanding TSR PSUs and 2024 Stock Price PSUs at the time of the change of control. This column assumes vesting at the target performance level for her 2022 and 2023 TSR PSUs and at the performance level associated with a 100% vesting of her 2024 Stock Price PSUs. On March 1, 2025, the Compensation Committee determined the vesting percentage of the 2022 TSR PSUs is 0%. Accordingly, the 2022 TSR PSUs were forfeited in their entirety. Had this been taken into account, the value would have been $598,035, which is $18,090 lower than what is indicated in the table.

(4)

Assumes that the Compensation Committee exercised its discretion to fully accelerate all equity awards in connection with the transaction under the 2011 Plan and the 2020 Plan. Represents the value of accelerated vesting of unvested RSUs, 2022 and 2023 TSR PSUs and 2024 Stock Price PSUs (assuming the TSR PSUs vest at target performance level and the Stock Price PSUs vest at the performance level associated with a 100% vesting). On March 1, 2025, the Compensation Committee determined the vesting percentage of the 2022 TSR PSUs is 0%. Accordingly, the 2022 TSR PSUs were forfeited in their entirety. Had this been taken into account, the value would have been $598,035, which is $18,090 lower than what is indicated in the table.

Theodore Kim

	Cash Severance Payment ($)(1)	Value of Equity Award Acceleration ($)		Continuation of Benefits and Perquisites ($)(2)		Total ($)
Termination By the Company Without Cause / By Executive for Good Reason	350,000	154,959	(3)	173,394	(6)	678,353
Termination By the Company Without Cause / By Executive for Good Reason, In Connection With a Change in Control	700,000	687,894	(4)	173,394	(6)	1,561,288
Termination By the Company for Cause / By Executive without Good Reason / Disability / Death	—	—		—		—
Change in Control (without termination of employment)	—	687,894	(5)	—		687,894

(1)	Represents cash severance payments payable pursuant to the applicable Other Executive Agreement. See “Potential Payments Upon Termination or Change in Control” for additional information.
(2)

Represents continuation of benefits and perquisites pursuant to the applicable Other Executive Agreements and our expatriate benefit policy. See “Potential Payments Upon Termination or Change in Control” and “Compensation Discussion and Analysis—Perquisites and Other Benefits” for additional information. Calculated assuming benefits for the applicable period will have the same dollar value as corresponding 2023 benefits.

(3)	Represents the value of Mr. T. Kim’s 2022 and 2023 TSR PSUs and 2024 Stock Price PSUs that remain eligible to vest, based on the Continued Service Condition and the assumed termination date. More specifically, he would remain eligible to vest in the full number of his 2022 TSR PSUs, two-thirds of his 2023 TSR PSUs and 31% of his 2024 Stock Price PSUs. This column assumes vesting at the target performance level for his 2022 and 2023 TSR PSUs and at the performance level associated with a 100% vesting of his 2024 Stock Price PSUs. On March 1, 2025, the Compensation Committee determined the vesting percentage of the 2022 TSR PSUs is 0%. Accordingly, the 2022 TSR PSUs were forfeited in their entirety. Had this been taken into account, the value would have been $124,809, which is $30,150 lower than what is indicated in the table.
(4)

Represents the value of immediate vesting of all RSUs granted after January 1, 2023. Mr. T. Kim would also vest in his outstanding TSR PSUs and Stock Price PSUs at the time of the change of control. This column assumes vesting at the target performance level for his 2022 and 2023 TSR PSUs and at the performance level associated with a 100% vesting of his 2024 Stock Price PSUs. On March 1, 2025, the Compensation Committee determined the vesting percentage of the 2022 TSR PSUs is 0%. Accordingly, the 2022 TSR PSUs were forfeited in their entirety. Had this been taken into account, the value would have been $657,744, which is $30,150 lower than what is indicated in the table.

(5)

Assumes that the Compensation Committee exercised its discretion to fully accelerate all equity awards in connection with the transaction under the 2011 Plan and the 2020 Plan. Represents the value of accelerated vesting of unvested RSUs, 2022 and 2023 TSR PSUs and 2024 Stock Price PSUs (assuming the TSR PSUs vest at target performance level and the Stock Price PSUs vest at the performance level associated with a 100% vesting). On March 1, 2025, the Compensation Committee determined the vesting percentage of the 2022 TSR PSUs is 0%. Accordingly, the 2022 TSR PSUs were forfeited in their entirety. Had this been taken into account, the value would have been $657,744, which is $30,150 lower than what is indicated in the table.

(6)

Includes the following continuation of benefits and perquisites for Mr. T. Kim: (a) $19,373 for housing expenses for Mr. T. Kim’s housing lease; (b) $4,490 for Mr. T. Kim’s home leave flights; (c) $64,572 for health insurance premiums; (d) $29,167 for repatriation allowance; (e) $50,000 for repatriation expense; (f) $8,261 for other personal benefits (including personal use of a car service provided by the Company, living expenses and tax consulting fee); (g) -$13,478 of estimated reimbursement (payable by Mr. T. Kim) of the difference between the actual U.S. tax paid and the applicable hypothetical tax calculated for the applicable fiscal year; and (h) $11,009 for estimated reimbursement of Korean tax.

CEO Pay Ratio

For the 2024 fiscal year, the ratio of the annual total compensation of Mr. YJ Kim, our Chief Executive Officer (“CEO Compensation”), to the median of the annual total compensation of all of our employees other than our Chief Executive Officer (“Median Annual Compensation”) was 38.03 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below. In this summary, we refer to the employee who received such Median Annual Compensation as the “Median Employee.” For purposes of this disclosure, the date used to identify the Median Employee was December 31, 2024 (the “Determination Date”).

CEO Compensation for purposes of this disclosure represents the total compensation reported for Mr. YJ Kim under “Summary Compensation Table”, which was $3,074,295 for the 2024 fiscal year. For purposes of this disclosure, Median Annual Compensation was $80,837, and was calculated by totaling for our Median Employee all applicable elements of compensation for the 2024 fiscal year in accordance with Item 402(c)(2)(x) of Regulation S-K.

To identify the Median Employee, we first determined our employee population as of the Determination Date. We had 881 employees, representing all full-time, part-time, seasonal and temporary employees of Magnachip and its consolidated subsidiaries as of the Determination Date, but excluding Mr. YJ Kim, and, as permitted by applicable SEC rules, excluding (i) any independent contractors or “leased” workers and (ii) all of our employees located in China (45), Taiwan (4), Japan (2) and Germany (1). We then measured compensation for the period beginning on January 1, 2024 and ending on December 31, 2024 for these employees. This compensation measurement was calculated by totaling, for each employee, total cash compensation paid (including salary, wages, tips, cash bonuses and other cash compensation paid in 2024) as shown in our payroll and human resources records for 2024. A portion of our employee workforce (full-time and part-time) worked for less than the full fiscal year due to commencing employment after the beginning of the fiscal year. In determining the Median Employee, we annualized the compensation for such individuals.

Equity Compensation Plan Information

The following table provides information as of December 31, 2024, regarding securities authorized for issuance under the Company’s compensation plans. The Company’s compensation plans include the 2020 Plan, the 2011 Plan, and the Purchase Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants or rights		(b) Weighted- average exercise price of outstanding options, warrants or rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,773,870	(1)	$7.19	(1)	1,107,013	(2)
Equity compensation plans not approved by security holders	—		—		—
Total:	3,773,870				1,107,013

(1)

Comprised of (i) stock options to purchase 728,792 shares of Common Stock under the 2011 Plan, at a weighted average exercise price of $7.19 per share, (ii) 3,045,078 shares of Common Stock subject to RSUs and PSUs under the 2011 Plan and 2020 Plan, which are calculated at maximum performance levels (or at the performance level associated with a 300% vesting in the case of Stock Price PSUs). There are no outstanding securities under the suspended Purchase Plan.

(2)	Excludes 1,163,880 shares of Common Stock that remain available as of December 31, 2024, for future issuance under the suspended Purchase Plan.

Equity Compensation Plan Summary

MagnaChip Semiconductor Corporation 2011 Equity Incentive Plan

In March 2011, our Board and our stockholders approved the MagnaChip Semiconductor Corporation 2011 Equity Incentive Plan (the “2011 Plan”). Following the approval of our 2020 Equity and Incentive Compensation Plan by stockholders at the 2020 Annual Meeting of Stockholders, no further awards are to be issued under the 2011 Plan.

In the event of a change in control as described in the 2011 Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the 2011 Plan or substitute substantially equivalent awards. Any awards which are not assumed or continued in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. The Compensation Committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms, and to such extent as it determines, except that the vesting of all awards held by members of our Board who are not employees will automatically be accelerated in full. The 2011 Plan also authorizes the Compensation Committee, in its discretion, and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of Common Stock in the change in control transaction over the exercise price per share, if any, under the award.

Magnachip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan

On May 18, 2023, at the Annual Meeting of Stockholders, the Amended and Restated Magnachip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan (the “2020 Plan”), was approved and adopted.

In the event of a change in control as described in the 2020 Plan, the Compensation Committee may provide in substitution for any or all outstanding awards under the 2020 Plan alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A. In addition, for each option or stock appreciation rights with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control, the Compensation Committee may in its discretion elect to cancel such option or stock appreciation right without any payment to the person holding such awards.

MagnaChip Semiconductor Corporation 2011 Employee Stock Purchase Plan

In March 2010, our Board approved the MagnaChip Semiconductor Corporation 2011 Employee Stock Purchase Plan (the “Purchase Plan”). Our Board amended and restated the Purchase Plan in February 2011 to reflect that the Purchase Plan would become effective in 2011 upon the commencement of our initial public offering in March 2011. The Purchase Plan was approved by our stockholders in March 2011 and became effective upon the commencement of our initial public offering in March 2011. We initially authorized and reserved 789,890 shares for sale under the Purchase Plan. However, in August 2012, the Compensation Committee suspended the Purchase Plan. The following summary describes the terms of the Purchase Plan that would be in effect if the Purchase Plan were to be removed from suspension and reinstated.

The Purchase Plan provides for an automatic annual increase in the number of shares available for issuance under the plan on January 1 of each year beginning in 2012 and continuing through and including January 1, 2021, equal to the lesser of (i) 1% of our then issued and outstanding shares of Common Stock on the immediately preceding December 31, (ii) 789,980 shares, or (iii) a number of shares as our Board may determine. Appropriate adjustments will be made in the number of authorized shares and in outstanding purchase rights to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to purchase rights which expire or are canceled will again become available for issuance under the Purchase Plan. Because the Purchase Plan was suspended in August 2012, no annual increase in the number of shares authorized under such plan occurred on January 1, 2013 or in subsequent years.

The terms of the Purchase Plan provide that our employees and employees of any parent or subsidiary corporation designated by the Compensation Committee are eligible to participate in the Purchase Plan if they are customarily employed by us for more than 20 hours per week and more than five months in any calendar year. However, an employee may not be granted a right to purchase stock under the Purchase Plan if: (i) the employee immediately after such grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock or of any parent or subsidiary corporation, or (ii) the employee’s rights to purchase stock under all of our employee stock purchase plans would accrue at a rate that exceeds $25,000 in value for each calendar year of participation in such plans.

The terms of the Purchase Plan provide that it is to be implemented through a series of sequential offering periods, generally three months in duration beginning on the first trading days of February, May, August, and November each year. The Compensation Committee is authorized to establish additional or alternative concurrent, sequential or overlapping offering periods and offering periods having a different duration or different starting or ending dates, provided that no offering period may have a duration exceeding 27 months.

Amounts accumulated for each participant, generally through payroll deductions, are credited toward the purchase of shares of our Common Stock at the end of each offering period at a price generally equal to 95% of the fair market value of our Common Stock on the purchase date. Prior to commencement of an offering period, the Compensation Committee is authorized to change the purchase price discount for that offering period, but the purchase price may not be less than 85% of the lower of the fair market value of our Common Stock at the beginning of the offering period or on the purchase date.

No participant may purchase under the Purchase Plan in any calendar year shares having a value of more than $25,000 measured by the fair market value per share of our Common Stock on the first day of the applicable offering period. Prior to the beginning of any offering period, the Compensation Committee may alter the maximum number of shares that may be purchased by any participant during the offering period or specify a maximum aggregate number of shares that may be purchased by all participants in the offering period. If insufficient shares remain available under the plan to permit all participants to purchase the number of shares to which they would otherwise be entitled, the Compensation Committee will make a pro rata allocation of the available shares. Any amounts withheld from participants’ compensation in excess of the amounts used to purchase shares will be refunded, without interest.

In the event of a change in control, an acquiring or successor corporation may assume our rights and obligations under the Purchase Plan. If the acquiring or successor corporation does not assume such rights and obligations, then the purchase date of the offering periods then in progress will be accelerated to a date prior to the change in control as specified by the Compensation Committee, but the number of shares subject to outstanding purchase rights shall not be adjusted.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation
S-K,
we are providing information about the relationship between executive “Compensation Actually Paid” to our principal executive officer (“PEO”) and our other named executive officers (“NEOs”), as calculated in accordance with Item 402(v) of Regulation
S-K,
and certain financial performance measures. For a discussion of our compensation philosophy, how our Compensation Committee assessed
“pay-for-performance,”
and how our executive compensation program is designed to link executive compensation with the achievement of our financial and strategic objectives, as well as stockholder value creation each year, see the section titled “Compensation Discussion and Analysis” on page 20.
Pay Versus Performance
Table

					Value of Initial Fixed $100 Investment Based On:
Year(1)	Summary Compensation Table Total for PEO	Compensation Actually Paid for PEO(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid for Non-PEO NEOs(4)(5)	Total Shareholder Return(6)	Peer Group Total Shareholder Return(7)	Net Income(8)	Gross Profit Margin(9)
2024	$3,074,295	$1,263,203	$1,269,988	$692,260	$35	$269	$(54,308,000)	22.4%
2023	$5,911,543	$3,073,819	$1,268,903	$812,131	$65	$226	$(36,622,000)	22.4%
2022	$7,043,045	$2,131,915	$1,575,706	$778,297	$81	$137	$(8,036,000)	30.0%

(1)	Young-Joon Kim served as the Company’s PEO for the entirety of 2022, 2023 and 2024. The Company’s other NEOs for the applicable years were as follows:
– 2024: Theodore Kim, Shin Young Park
– 2023: Theodore Kim, Woung Moo Lee, Chan Ho Park, Shin Young Park
– 2022: Theodore Kim, Woung Moo Lee, Chan Ho Park, Shin Young
Park
(2)
The amounts reported represent the “Compensation Actually Paid” to our PEO, computed in accordance with Item 402(v) of Regulation
S-K,
but do not reflect the actual amount of compensation earned by or paid to our PEO in the applicable year. The valuation assumptions used to calculate fair values were updated for the applicable fiscal year, and the assumptions for the applicable fiscal year are set forth in the notes to the financial statements in our annual on Form
10-K
for the applicable fiscal year.

(3)
In accordance with Item 402(v) of Regulation
S-K,
the table below describes the adjustments that were made to the 2024 amounts reported for our PEO in the “Total” column of the Summary Compensation Table to calculate the “Compensation Actually Paid”. No dividends or other earnings were paid on stock or option awards in the covered fiscal year. For information on the calculation of “compensation actually paid” for 2022, 2023, and 2024 please see the “Pay Versus Performance” disclosure in our 2024 definitive proxy statement which was filed with the SEC on April 29, 2024.

	PEO
		2024
	Summary Compensation Table—Total Compensation	$3,074,295
—	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	$(2,012,000)
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$623,441
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	$(375,565)
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$178,219
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(225,187)
—	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0

=	Compensation Actually Paid	$1,263,203

Equity Award Valuations:
Equity values are computed in accordance with FASB ASC 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(4)
The amounts reported represent the average “Compensation Actually Paid” to the NEOs other than our PEO as a group, computed in accordance with Item 402(v) of Regulation
S-K.
The amounts do not reflect the actual average amount of compensation earned by or paid to such NEOs as a group in the applicable year. The valuation assumptions used to calculate fair values were updated for the applicable fiscal year and the assumptions for the applicable fiscal year are set forth in the notes to the financial statements in our annual on Form
10-K
for the applicable fiscal year.

(5)
In accordance with Item 402(v) of Regulation
S-K,
the table below describes the adjustments that were made were made to the 2024 average of the amounts reported in the “Total” column of the Summary Compensation Table for the NEOs as a group (excluding our PEO) to calculate the “Compensation Actually Paid”. No dividends or other earnings were paid on stock or option awards in the covered fiscal year. For information on the calculation of “compensation actually paid” for 2022, 2023, and 2024 please see the “Pay Versus Performance” disclosure in our 2024 definitive proxy statement which was filed with the SEC on April 29, 2024.

	NEO Average
		2024
	Summary Compensation Table—Total Compensation	$1,269,988
—	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	$(754,500)
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$276,000
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	$(108,786)
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$100,500
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(90,941)
—	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0

=	Compensation Actually Paid	$692,260

Equity Award Valuations:
Equity values are computed in accordance with FASB ASC 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(6)
Cumulative total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the performance period, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the performance period by our company’s share price at the beginning of the performance period.
No
dividends were paid on stock or option awards in 2024, 2023 or 2022.

(7)
The TSR peer group consists of the Philadelphia Semiconductor Index, an independently prepared index composed of the 30 largest U.S. companies primarily involved in the design, distribution, manufacture, and sale of semiconductors.

(8)
Among various factors that
can
affect the Company’s net income year-over-year, a substantial portion of non-cash
translation gain or loss recorded in the Company’s net income is associated with the intercompany long-term loans, which is denominated in U.S. dollars, to the Company’s Korean subsidiary (using Korean Won as its functional currency) by the Dutch Subsidiary. As of December 31, 2024, 2023, and 2022, the outstanding intercompany long-term loan balance including accrued interest was $
257.7
 million, $
285.1
 million, and $
311.0
 million, respectively. Due to the foreign currency fluctuations year-over-year, it can be difficult to detect underlying trends in net income as a result of the Company’s business and results of operations.

(9)
As noted in the section titled “Compensation Discussion and Analysis,” for 2024, the Compensation Committee determined that gross profit as a percentage of revenue (“Gross Profit Margin”) continues to be viewed as a core driver of the Company’s performance and stockholder value creation and, accordingly, was utilized as a component in the 2024 long term incentive program.

Tabular List of Financial Performance Measures
The following is a list of financial performance measures, which in the Company’s assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2024, for a discussion of the methodology used to calculate relative total shareholder return, please see the discussion of Long-Term Equity Incentives contained in our Compensation Discussion and Analysis:

•	Adjusted EBITDA

•	Gross Profit Margin

•	Revenue

•	Relative Total Shareholder Return

•	Stock Price
Relationship Between Pay and Performance
“Compensation Actually Paid”, as calculated in accordance with Item 402(v) of Regulation
S-K,
reflects adjusted values to unvested and vested equity awards during the years shown in the Pay Versus Performance Table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers, but does not reflect actual amounts paid out for those awards. “Compensation Actually Paid” generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals.

The following graphs show the relationship between “Compensation Actually Paid” to our CEO and other NEOs in our fiscal years 2022, 2023 and 2024 and (1) TSR of both our Common Stock and the Philadelphia Semiconductor Index, (2) our Net
Income
, and (3) our Gross Profit
Margin
.

We believe the “Compensation Actually Paid” in each of the years reported above and over the four-year cumulative period are reflective of the Compensation Committee’s emphasis on
“pay-for-performance”
as the “Compensation Actually Paid” fluctuated year-over-year, primarily as a result of variable compensation being tied to the performance of our stock and pre-established
performance goals and/or criteria under our short-term incentive program and our performance-vesting equity awards. For further details on the terms of our short-term incentive program
and our performance-vesting equity awards, see the section titled “Compensation Discussion and Analysis” on page 20.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the compensation arrangements with directors and executive officers, there have been no transactions since January 1, 2024 (and there are no currently proposed transactions) in which:

•	we have been or are to be a participant;

•	the amount involved exceeds $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our Common Stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Related Person Transactions Policy

Under our Related Person Transactions Policy, transactions involving our directors, executive officers, significant stockholders and other related persons that involve an amount in excess of $120,000 must be approved by the Company’s Audit Committee or, in the event it is determined that it is not practicable or desirable for the Company to wait until the next meeting of the full Audit Committee, the Chair of the Audit Committee (who possesses delegated authority to act between Audit Committee meetings). The Audit Committee (or the Chair of the Audit Committee, as applicable) will consider all of the relevant facts and circumstances available to it, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediately family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Audit Committee may seek bids, quotes or independent valuations from third parties in connection with assessing any related person transaction. The Audit Committee (or the Chair of the Audit Committee, as applicable) will approve only those transactions that are in, or are not inconsistent with, the best interests of the Company, as the Audit Committee (or the Chair of the Audit Committee, as applicable) determines in good faith.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our outstanding Common Stock for: (1) each person or entity known to us to beneficially own more than five percent (5%) of any class of our outstanding securities; (2) each member of our Board; (3) each of our named executive officers; and (4) all of the members of our Board and current executive officers, as a group. The following tables list the number of shares and percentage of shares beneficially owned on 36,063,605 shares of Common Stock outstanding as of April 24, 2025. The amounts and percentages of equity interests beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of the securities as to which he or she has no economic interest. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address of each person listed in the table below is Magnachip Semiconductor Corporation c/o Magnachip Semiconductor, Ltd., 15F, 76 Jikji-daero 436beon-gil, Heungdeok-gu, Cheongju-si, Chungcheongbuk-do, Republic of Korea 28581.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Principal Stockholders
Toro 18 Holdings LLC(2)	2,970,139	8.2%
Oaktree Value Opportunities Fund Holdings, L.P.(3)	2,849,858	7.9%
Systematic Financial Management, L.P.(4)	1,965,015	5.4%
Clearline Capital LP(5)	1,900,176	5.3%
Directors and Named Executive Officers
Kyo-Hwa (Liz) Chung(6)	65,042	*
Ilbok Lee(7)	338,774	*
Camillo Martino(8)	265,617	*
Gilbert Nathan(9)	261,373	*
Young-Joon Kim(10)	616,629	1.7%
Theodore Kim(11)	294,387	*
Shin Young Park(12)	71,568	*
Directors and current Executive Officers as a group (9 persons)(13)	2,095,674	5.7%

*	Less than one percent.
(1)

Includes any outstanding Common Stock held and, to the extent applicable, shares issuable upon the exercise or conversion of any securities that are exercisable or convertible within 60 days of April 24, 2025.

(2)

Based on the information contained in a Schedule 13G filed with the SEC on January 2, 2025 by Toro 18 Holdings LLC (“Toro 18”), Immersion Corporation (“Immersion”), William C. Martin (“Mr. Martin”) and Eric Singer (“Mr. Singer”). Toro 18 beneficially owns 2,970,139 shares of Common Stock. Immersion, as the sole member of Toro 18, may be deemed to beneficially own the 2,970,139 shares of Common Stock beneficially owned by Toro 18. Mr. Martin, as the Chief Strategy Officer of Toro 18, may be deemed to beneficially own the 2,970,139 shares of Common Stock beneficially owned by Toro 18. Mr. Singer, as President and Chief Executive Officer of Toro 18, may be deemed to beneficially own the 2,970,139 shares of Common Stock beneficially owned by Toro 18. The business address for Toro 18, Immersion and Mr. Singer is 2999 N.E. 191st Street, Suite 610, Aventura, Florida 33180 and the business address for Mr. Martin is c/o Raging Capital Ventures, Ten Princeton Avenue, P.O. Box 228, Rocky Hill, New Jersey 08553.

(3) Based on information contained in a Schedule 13G filed with the SEC on May 15, 2023 by each of the following entities (each an “Oaktree Entity”): Oaktree Value Opportunities Fund Holdings, L.P., a Delaware limited partnership (“VOF Holdings”), in its capacity as the direct owner of 2,849,858 shares of Common Stock; Oaktree Value Opportunities Fund GP, L.P., a Cayman Islands limited partnership (“VOF GP”), in its capacity as the general partner of VOF Holdings; Oaktree Value Opportunities Fund GP Ltd., a Cayman Islands exempted company (“VOF GP Ltd.”), in its capacity as the general partner of VOF GP; Oaktree Fund GP I, L.P., a Delaware limited partnership (“GP I”), in its capacity as the sole shareholder of VOF GP Ltd.; Oaktree Capital I, L.P., a Delaware limited partnership (“Capital I”), in its capacity as the general partner of GP I; OCM Holdings I, LLC, a Delaware limited liability company (“Holdings I”), in its capacity as the general partner of Capital I; Oaktree Holdings, LLC, a Delaware limited liability company (“Holdings”) in its capacity as the managing member of Holdings I; Oaktree Capital Management, L.P., a Delaware limited partnership (“Management”), in its capacity as the sole director of VOF GP Ltd.; Oaktree Capital Management GP, LLC, a Delaware limited liability company (“Management GP”), in its capacity as the general partner of Management; Atlas OCM Holdings LLC, a Delaware limited liability company (“Atlas”), in its capacity as the sole managing member of Management GP; Oaktree Capital Group, LLC, a Delaware limited liability company (“OCG”), in its capacity as the managing member of Holdings; Oaktree Capital Group Holdings GP, LLC, a Delaware limited liability company (“OCGH GP”), in its capacity as the indirect owner of the class B units of each of OCG and Atlas; Brookfield Corporation, a Canadian corporation (“Brookfield”), in its capacity as the indirect owner of the class A units of each of OCG and Atlas; Brookfield Asset Management ULC, a British Columbia corporation (“Brookfield ULC”), in its capacity as the indirect owner of class A units of Atlas OCM, in its capacity as such; and BAM Partners Trust, a trust formed under the laws of Ontario (“BAM Partnership”), in its capacity as the sole owner of the Class B Limited Voting Shares of Brookfield. VOF Holdings directly holds 2,849,858 shares of Common Stock. VOF GP, in its capacity as the general partner of VOF Holdings, has the ability to direct the management of VOF Holdings’ business, including the power to vote and dispose of securities held by VOF Holdings; therefore, VOF GP may be deemed to beneficially own the shares of Common Stock deemed held by VOF Holdings. VOF GP Ltd., in its capacity as the general partner of VOF GP, has the ability to direct the management of VOF GP’s business, including the power to direct the decisions of VOF GP regarding the vote and disposition of securities held by VOF Holdings; therefore, VOF GP Ltd. may be deemed to have indirect beneficial ownership of the shares of Common Stock deemed held by VOF Holdings. GP I, in its capacity as the sole shareholder of VOF GP Ltd., has the ability to appoint and remove the directors and direct the management of the business of VOF GP Ltd. As such, GP I has the power to direct the decisions of VOF GP Ltd. regarding the vote and disposition of securities held by VOF Holdings; therefore, GP I may be deemed to have indirect beneficial ownership of Common Stock deemed held by VOF Holdings. Capital I, in its capacity as the general partner of GP I, has the ability to direct the management of GP I’s business, including the power to direct the decisions of GP I regarding the vote and disposition of securities held by VOF Holdings; therefore, Capital I may be deemed to have indirect beneficial ownership of the shares of Common Stock deemed held by VOF Holdings. Holdings I, in its capacity as the general partner of Capital I, has the ability to direct the management of Capital I’s business, including the power to direct the decisions of Capital I regarding the vote and disposition of securities held by VOF Holdings; therefore, Holdings I may be deemed to have indirect beneficial ownership of the shares of the Issuer’s Common Stock deemed held by VOF Holdings. Holdings, in its capacity as the managing member of Holdings I, has the ability to direct the management of Holding I’s business, including the power to direct the decisions of Holdings I regarding the vote and disposition of securities held by VOF Holdings; therefore, Holdings may be deemed to have indirect beneficial ownership of the shares of Common Stock deemed held by VOF Holdings. Management, in its capacity as the sole director of VOF GP Ltd., has the ability to direct the management of VOF GP Ltd., including the power to direct the decisions of VOF GP Ltd. regarding the vote and disposition of securities held by VOF Holdings; therefore, Management may be deemed to have indirect beneficial ownership of the shares of Common Stock deemed held by VOF Holdings. Management GP, in its capacity as the general partner of Management, has the ability to direct the management of Management’s business, including the power to vote and dispose of securities held by VOF Holdings; therefore, Management GP may be deemed to have indirect beneficial ownership of the shares of Common Stock deemed held by VOF

Holdings. Atlas, in its capacity as the sole managing member of Management GP, has the ability to direct the management of Management GP’s business, including the power to direct the decisions of Management GP regarding the vote and disposition of securities held by VOF Holdings; therefore, Atlas may be deemed to have indirect beneficial ownership of the shares Common Stock held by VOF Holdings. OCG, in its capacity as the managing member of Holdings, has the ability to direct the management of Holdings’ business, including the power to direct the decisions of Holdings regarding the vote and disposition of securities held by VOF Holdings. Additionally, OCG, in its capacity as the sole shareholder of Holdings, Inc., has the ability to appoint and remove directors of Holdings, Inc. and, as such, may indirectly control the decisions of Holdings, Inc. regarding the vote and disposition of securities held by VOF Holdings. Therefore, OCG may be deemed to have indirect beneficial ownership of the shares of Common Stock deemed held by VOF Holdings. OCGH GP, in its capacity as the indirect owner of the class B units of each of OCG and Atlas, has the ability to appoint and remove certain directors of CG and Atlas and, as such, may indirectly control the decisions of OCG and Atlas regarding the vote and disposition of securities held by VOF Holdings; therefore, OCGH GP may be deemed to have indirect beneficial ownership of the shares of Common Stock held by VOF Holdings. On December 9, 2022, Brookfield Corporation (f/k/a Brookfield Asset Management Inc.) completed a plan of arrangement pursuant to the Business Corporations Act (Ontario) (the “Arrangement”) pursuant to which, among other things, Brookfield’s historical asset management business was transferred to Brookfield Asset Management ULC (“Brookfield ULC”). Following the Brookfield Arrangement, Brookfield ULC is deemed a beneficial owner of the shares directly or indirectly held by Atlas OCM Holdings. Brookfield is deemed a beneficial owner of the reported shares directly or indirectly held by OCG and Holdings, and as a result of its 75% interest in Brookfield ULC, Brookfield is also deemed a beneficial owner of the reported shares beneficially owned by Brookfield ULC. Brookfield, in its capacity as the indirect owner of the class A units of each of OCG and Atlas, has the ability to appoint and remove certain directors of OCG and Atlas and, as such, may indirectly control the decisions of OCG and Atlas regarding the vote and disposition of securities held by VOF Holdings; therefore Brookfield may be deemed to have indirect beneficial ownership of the shares of Common Stock held by VOF Holdings. BAM Partnership, in its capacity as the sole owner of Class B Limited Voting Shares of Brookfield, has the ability to appoint and remove certain directors of Brookfield and, as such, may indirectly control the decisions of Brookfield regarding the vote and disposition of securities held by VOF Holdings; therefore BAM Partnership may be deemed to have indirect beneficial ownership of the shares of Common Stock held by VOF Holdings. The business address of each Oaktree Entity is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.
(4)

Based on the information contained in a Schedule 13G filed with the SEC on February 13, 2025 by Systematic Financial Management, LP (“Systematic”). Systematic beneficially owns and has the sole power to dispose or to direct the disposition of the shares of Common Stock listed in the table above and has the sole power to vote or to direct the vote over 1,164,005 of such shares. The business address for Systematic is 300 Frank W. Burr Blvd., Glenpointe East, 7th Floor, Teaneck, NJ 07666.

(5)

Based on the information contained in a Schedule 13G filed with the SEC on February 12, 2025 by Clearline Capital LP, Clearline Capital, LLC and Marc Majzner. Clearline Capital LP, Clearline Capital, LLC and Marc Majzner beneficially own and have shared power to dispose or to direct the disposition of the shares of Common Stock listed in the table above and have shared power to vote or to direct the vote over the shares of Common Stock listed in the table above. The business address for Clearline Capital LP, Clearline Capital, LLC and Marc Majzner is 950 Third Avenue, 23rd Floor, New York, NY 10022.

(6)	Represents 65,042 shares of Common Stock subject to RSUs that will be vested and may be settled as of June 23, 2025.
(7)

Represents 53,272 shares of Common Stock, options to purchase 119,593 shares of Common Stock and 165,909 shares of Common Stock subject to RSUs that will be vested and may be exercised or settled, as applicable, as of June 23, 2025.

(8)

Represents 58,000 shares of Common Stock (of which 40,000 are held by Mr. Martino’s family trust of which he is a trustee and beneficiary with his spouse), options to purchase 49,737 shares of Common Stock and 157,880 shares of Common Stock subject to RSUs that will be vested and may be exercised or settled, as applicable, as of June 23, 2025.

(9)

Represents 201,515 shares of Common Stock (of which 7,130 are held by Mr. Nathan’s spouse and children and 98,200 of which are held by GT Investments II Corp) and 59,858 shares of Common Stock subject to RSUs that will be vested and may be settled, as applicable, as of June 23, 2025.

(10)

Represents 480,714 shares of Common Stock and options to purchase 135,915 shares of Common Stock that will be vested and may be exercised as of June 23, 2025, provided that 139,994 of such shares of Common Stock are subject to transfer to Mr. Kim’s former spouse after April 24, 2025 pursuant to a domestic relations order.

(11)	Represents 216,777 shares of Common Stock and options to purchase 77,610 shares of Common Stock that will be vested and may be exercised as of June 23, 2025.
(12)	Represents 69,068 shares of Common Stock and options to purchase 2,500 shares of Common Stock that will be vested and may be exercised as of June 23, 2025.
(13)

Our directors and executive officers as of April 24, 2025 as a group beneficially own 2,095,674 shares of Common Stock or 5.7%, which represents 1,205,290 shares of Common Stock, options to purchase 441,695 shares of Common Stock and 448,689 shares of Common Stock subject to RSUs that will be vested and may be exercised or settled, as applicable, as of June 23, 2025.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for 2024, all required reports were filed on a timely basis under Section 16(a), except for the following: Form 4s for each of Young-Joon Kim, Theodore Kim, Shin Young Park, Woung Moo Lee and Seunghoon Lee reporting equity award transactions that occurred on June 1, 2024 were filed late on June 13, 2024 due to an administrative oversight.

PROPOSAL TWO

ADVISORY VOTE ON

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Act, and Section 14A of the Exchange Act, the Board is asking stockholders to approve an advisory (non-binding) resolution on the compensation of our named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The text of the resolution is as follows:

RESOLVED, that the stockholders of Magnachip Semiconductor Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Company’s 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities Exchange Act of 1934, as amended (which disclosure includes the Compensation Discussion and Analysis section, the Summary Compensation Table for 2024 and the related compensation tables and narrative disclosure within the executive compensation sections of the proxy statement).

The Company urges you to read the disclosure under “Compensation Discussion and Analysis,” in this Proxy Statement, which discusses how our compensation policies and procedures implement our pay-for-performance compensation philosophy. You should also read the Summary Compensation Table and other related compensation tables and narrative disclosure which provide additional details about the compensation of our named executive officers for fiscal year 2024. We have designed our executive compensation structure to attract, motivate, and retain executives with the skills required to formulate and implement the Company’s strategic objectives and create stockholder value. We believe that our executive compensation program is reasonable, competitive and strongly focused on pay for performance principles, and provides an appropriate balance between risk and incentives.

The vote regarding the compensation of the named executive officers described above, referred to as a “say-on-pay advisory vote,” is advisory, and is therefore not binding on the Company, the Compensation Committee or the Board. Although non-binding, the Board and the Compensation Committee value the opinions that stockholders express in their votes and will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs as they deem appropriate.

If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote “FOR” the approval of the compensation of the named executive officers as disclosed in this Proxy Statement and described above.

The Board recommends that you vote “FOR” the approval of our named executive officer compensation.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025

Ernst & Young Han Young has been selected by the Audit Committee as the principal independent registered public accounting firm for the fiscal year ending December 31, 2025 for us and our subsidiaries. Our Board recommends a vote for ratification of the appointment of Ernst & Young Han Young as the independent registered public accounting firm to audit the books and accounts for us and our subsidiaries for the fiscal year ending December 31, 2025. It is expected that representatives of Ernst & Young Han Young will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and, if a representative is in attendance, the representative will be available to answer appropriate questions.

The appointment of Ernst & Young Han Young as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, our Board believes that obtaining stockholder ratification is a sound governance practice. If our stockholders fail to vote on an advisory basis in favor of the appointment of Ernst & Young Han Young, the Audit Committee will take such actions as it deems necessary as a result of such stockholder vote.

Information about Change of Independent Registered Public Accounting Firm

On March 14, 2025, we changed our independent registered public accounting firm from Samil PricewaterhouseCoopers to Ernst & Young Han Young. The decision to change our independent registered public accounting firms was approved by the Audit Committee on March 11, 2025.

During the fiscal years ended December 31, 2024 and December 31, 2023 and the subsequent period through March 14, 2025, (i) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Samil PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to the satisfaction of Samil PWC, would have caused Samil PWC to make reference thereto in its reports on the consolidated financial statements for such fiscal years; and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

We provided Samil PricewaterhouseCoopers with a copy of the foregoing disclosures and requested that Samil PricewaterhouseCoopers furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us as set forth above. A copy of Samil PricewaterhouseCoopers letter, dated March 14, 2025 was filed as Exhibit 16.1 with our Current Report on Form 8-K/A filed with the SEC on March 14, 2025.

During the fiscal years ended December 31, 2024 and December 31, 2023 and through the appointment of Ernst & Young Han Young effective as of March 14, 2025, neither the Company nor anyone on its behalf consulted with Ernst & Young Han Young regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulations S-K.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees billed for professional services rendered by our former independent registered public accounting firm Samil PricewaterhouseCoopers and its affiliates for the years ended December 31, 2024 and 2023.

	Year Ended December 31
	2024	2023
	(in millions)
Audit fees	$1.7	$1.6
Audit Related fees	—	—
Tax fees	—	—
All other fees	—	—

Total	$1.7	$1.6

Policy and Procedure for Approval of Audit and Permitted Non-Audit Services

All audit fees were pre-approved by the Company’s Audit Committee, which concluded that the provision of such services by our independent registered public accounting firm and its affiliates was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. With respect to outside auditor independence, the Audit Committee Charter provides for pre-approval of audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement. The Audit Committee Charter authorizes the Audit Committee to delegate to one or more of its members the authority to grant pre-approvals for such services, provided that the decisions of such member(s) to grant any such pre-approval shall be presented to the Audit Committee at its next scheduled meeting. The Audit Committee followed these guidelines in approving all services rendered by our independent registered accounting firm and its affiliates.

The Board recommends that you vote “FOR” the ratification of the appointment of Ernst & Young Han Young as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

A stockholder who would like a proposal considered for inclusion in our proxy statement relating to our 2026 annual meeting pursuant to Rule 14a-8 (“Rule 14a-8”) under the Exchange Act must be received by the Corporate Secretary of the Company no later than December 30, 2025 and must otherwise comply with Rule 14a-8.

Any stockholder proposals received outside of the Rule 14a-8 procedure for consideration at our 2026 annual meeting must be received by the Corporate Secretary of the Company between February 23, 2026 and March 25, 2026. If, however, the date of the 2026 annual meeting is changed by more than 30 days from the anniversary date of this year’s Annual Meeting, the stockholder notice described above will be deemed timely if it is received not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the 10th calendar day after public announcement of the date of such meeting. Such proposals must be addressed to Magnachip Semiconductor Corporation, c/o Magnachip Semiconductor, Ltd., 15F, 76 Jikji-daero 436beon-gil, Heungdeok-gu, Cheongju-si, Chungcheongbuk-do, Republic of Korea 28581, Attention: Secretary. We also encourage you to also submit any such proposal via email to investors@magnachip.com. If we do not receive such notice within the timeframe described above, the notice will be considered untimely and the proposal may not be brought.

In addition to the timely notice requirements, a stockholder’s proposal for nominees for directors must comply with Section 2.15 of the Company’s bylaws and other applicable procedures described therein or established by our Nominating and Corporate Governance Committee. See “The Board of Directors and Corporate Governance—Nominating and Corporate Governance Committee.” Stockholder proposals related to other business must also comply with Section 1.10 of the Company’s bylaws. Furthermore, any stockholder proposal must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. In addition, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

Our proxy for the 2026 annual meeting will grant authority to the persons named therein to exercise their voting discretion with respect to any matter of which we did not receive notice between February 23, 2026 and March 25, 2026. Notices should be submitted to the address set forth above.

SOLICITATION OF PROXIES

We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, proxies may be solicited by our directors, officers and employees by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of our Common Stock held of record by such persons, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS

The directors know of no other matters which are likely to be brought before the Annual Meeting. The enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.

By Order of the Board of Directors

/s/ Theodore Kim
Theodore Kim
Chief Compliance Officer, Executive Vice President, General Counsel and Secretary

April 29, 2025

MAGNACHIP SEMICONDUCTOR CORPORATION C/O MAGNACHIP SEMICONDUCTOR, LTD. 15F, 76 JIKJI-DAERO 436BEON-GIL, HEUNGDEOK-GU CHEONGJU-SI, CHUNGCHEONGBUK-DO, REPUBLIC OF KOREA 28581

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MX2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V44833-P09439         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MAGNACHIP SEMICONDUCTOR CORPORATION			For	Withhold	For All	To withhold authority to vote for any individual
The Board of Directors recommends you vote FOR the following nominees:			All	All	Except	nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors		☐	☐	☐

Nominees:

	01)	Young-Joon Kim

	02)	IIbok Lee

	03)	Camillo Martino

	04)	Gilbert Nathan

	05)	Kyo-Hwa (Liz) Chung

The Board of Directors recommends you vote FOR proposals 2 and 3.							For	Against	Abstain

2.	Advisory (non-binding) vote to approve the compensation of our named executive officers as set forth in the “Executive Compensation” section in the proxy statement.						☐	☐	☐

3.	Ratification of the Board’s election of Ernst & Young Han Young as our independent registered public accounting firm for 2025.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V44834-P09439

MAGNACHIP SEMICONDUCTOR CORPORATION

Annual Meeting of Stockholders

June 23, 2025 6:00 p.m. EDT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Young-Joon Kim and Theodore Kim, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MAGNACHIP SEMICONDUCTOR CORPORATION that the stockholder(s) is/are entitled to vote at the 2025 Annual Meeting of Stockholders to be held at 6:00 p.m., EDT, on Monday, June 23, 2025, via live interactive webcast on the Internet at www.virtualshareholdermeeting.com/MX2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is properly executed and no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. This proxy authorizes Young-Joon Kim and Theodore Kim to vote at each of their discretion on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting.

Continued and to be signed on reverse side